UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

RIGHTSIDE GROUP, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of Rightside Group, Ltd. (“Rightside,” “we,” “us” or “our”) to be held on Friday, June 2, 2017, at 1:30 p.m. Pacific Time, at the Woodmark Hotel, located at 1200 Carillon Point, Kirkland, WA 98033.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the accompanying proxy statement. We have also made available a copy of our 2016 Annual Report to stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business. This year’s Annual Meeting is a particularly important one, and YOUR vote is extremely important. Tonga Partners, L.P. (“Tonga”), which is affiliated with Cannell Capital LLC (together with Tonga, “Cannell Capital”) has notified Rightside that it may propose its own slate of three director nominees to stand for election at the Annual Meeting (the “Cannell Nominees”). You may receive solicitation materials from Cannell Capital seeking your proxy to vote for the Cannell Capital nominees. At this time, we have no knowledge whether they will actually proceed with the solicitation for the election of these individuals at all. IN THE EVENT THAT THEY DO, THE BOARD URGES YOU NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, CANNELL CAPITAL. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. Our nominating and corporate governance committee has reviewed all director nominees, including the Cannell Nominees, in accordance with the director qualifications set forth in our corporate governance guidelines. If you already have submitted a proxy card sent to you by, or on behalf of, Cannell Capital, you can revoke that proxy by submitting another proxy over the Internet or by telephone, or by completing, dating, signing and returning your WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying proxy statement.

In addition to the business to be transacted as described in the proxy materials, management will respond to questions of general interest to stockholders, including questions related to the matters to be voted on at the meeting.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you do not attend the annual meeting in person, you may vote on the internet or by telephone, or if you are receiving a paper copy of the proxy statement, by completing and mailing a proxy card. Voting over the internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.

Sincerely,

David E. Panos Chairman of the Board	Taryn J. Naidu Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 2, 2017

To the Stockholders of Rightside Group, Ltd.:

The 2017 annual meeting of stockholders (the “Annual Meeting”) of Rightside Group, Ltd., a Delaware corporation, will be held on Friday, June 2, 2017, at 1:30 p.m. Pacific Time, at the Woodmark Hotel, located at 1200 Carillon Point, Kirkland, WA 98033, for the following purposes:

1.	To elect three Class III directors to serve on the Board of Directors until the 2020 annual meeting of stockholders;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 12, 2017 are entitled to receive notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

We have elected to use the internet as our primary means of providing our proxy statement to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. On or about [•], 2017, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to stockholders. This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This proxy statement and our 2016 Annual Report can be accessed directly if you log on to www.proxyvote.com and follow the instructions, using the control number shown in the Notice.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the internet, telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

This year’s Annual Meeting is a particularly important one, and YOUR vote is extremely important.

Tonga Partners, L.P. (“Tonga”), which is affiliated with Cannell Capital LLC (together with Tonga, “Cannell Capital”), a hedge fund with beneficial ownership of approximately 8.7% of Rightside’s outstanding common stock, has provided notice that it may propose its own slate of 3 nominees (the “Cannell Nominees”) to stand for election as directors. At this time, we have no knowledge of their intent to proceed with a solicitation for these nominees. If they do, however, you may receive solicitation materials from Cannell Capital seeking your proxy to vote for the Cannell Nominees. Our nominating and corporate governance committee has reviewed all director nominees, including the Cannell Nominees, in accordance with the director qualifications set forth in our corporate governance guidelines. Based on such review and the recommendation of our nominating and corporate governance committee, our Board of Directors unanimously recommends voting for the election of each of Diane M. Irvine, Robert J. Majteles and Taryn J. Naidu, whose names are set forth on the WHITE proxy card.

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT MAY BE SENT TO YOU BY CANNELL CAPITAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES, WHOSE NAMES ARE SET FORTH ON THE ENCLOSED WHITE PROXY CARD. Even if you have already returned a proxy card sent to you by Cannell Capital, you have every right to change your vote. You may revoke that proxy and vote as recommended by the Board of Directors by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest dated proxy will be counted. THE BOARD OF DIRECTORS URGES YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY CANNELL CAPITAL, EVEN AS A PROTEST VOTE AGAINST CANNELL CAPITAL OR THE CANNELL NOMINEES BECAUSE IT WILL NEGATE ANY EARLIER CARD YOU MAY HAVE SUBMITTED IN SUPPORT OF YOUR BOARD’S NOMINEES.

Our Board recommends that you vote FOR the election of the director nominees named in Proposal No. 1 and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement.

We appreciate your support of Rightside Group, Ltd. and look forward to either greeting you personally at the meeting or receiving your proxy.

By Order of the Board of Directors,

Rick Danis

General Counsel and Corporate Secretary

Kirkland, Washington

[●], 2017

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

RIGHTSIDE GROUP, LTD.

5808 Lake Washington Blvd. NE, Suite 300

Kirkland, Washington 98033

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

This proxy statement and the enclosed form of proxy are first being made available to stockholders on or about [●], 2017 in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Rightside Group, Ltd., a Delaware corporation (“Rightside,” “we,” “us,” “our” or “the Company”), for use at our 2017 annual meeting of stockholders and any continuation, postponement or adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held on Friday, June 2, 2017 at 1:30 p.m. Pacific Time, at the Woodmark Hotel, located at 1200 Carillon Point, Kirkland, WA 98033.  On or about [●], 2017, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of three Class III directors to hold office until our 2020 annual meeting;
•	ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
•	any other business that may properly come before the meeting.

How does the Board recommend I vote on these proposals?

Our Board recommends that you vote your shares on the WHITE proxy card:

•	FOR the election of Diane M. Irvine, Robert J. Majteles and Taryn J. Naidu as Class III directors; and
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Why might I be receiving proxy materials from Tonga Partners, L.P. or Cannell Capital LLC?

Tonga Partners, L.P. (“Tonga”), which is affiliated with Cannell Capital LLC (together with Tonga, “Cannell Capital”), a hedge fund with beneficial ownership of approximately 8.7% of our outstanding common stock, has provided notice that it may nominate at the Annual Meeting its own slate of three nominees (the “Cannell Nominees”) to stand for election as directors. You may receive solicitation materials from Cannell Capital seeking your proxy to vote for the Cannell Nominees, though at this point we have no knowledge that they will in fact send out any solicitation materials. IF YOU DO RECEIVE ANY MATERIALS OTHER THAN FROM THE COMPANY, THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY CANNELL CAPITAL OR ANY OTHER THIRD PARTY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES, WHOSE NAMES ARE SET FORTH ON THE ENCLOSED WHITE PROXY CARD.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 12, 2017, the record date, may vote at the Annual Meeting. As of the record date, we had 19,504,057 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

There are four ways to vote:

•	by internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern time, on June 1, 2017 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern time, on June 1, 2017 (have your proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•	by written ballot at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow the instructions to submit your vote by the internet or telephone, if the instructions provide for internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Can I change my vote?

Yes. If you are a stockholder of record, then you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by internet or by telephone;
•	returning a later-dated proxy card;

•	notifying the Corporate Secretary of Rightside Group, Ltd., in writing, at the address listed on the front page; or
•	completing a written ballot at the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If you are the beneficial owner, your broker, bank or other nominee can provide you with instructions on how to change your vote.

The Board of Directors urges you to revoke any proxy card you may have returned that you received from Cannell Capital. If you have previously signed a proxy card sent to you by Cannell Capital, you have every right to change your vote. You may revoke that proxy and vote as recommended by the Board of Directors by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage-paid envelope or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest-dated proxy will be counted. Submitting a Cannell Capital proxy card—even if you withhold your vote on the Cannell Nominees—will revoke any votes that you previously made on the WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive that is not a WHITE proxy card. Do not return any proxy card that you may receive from Cannell Capital, even as a protest vote against Cannell Capital or the Cannell Nominees.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. Assuming there is no contested election and if no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. Tracy Knox and Rick Danis have been designated as proxy holders by our Board. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Who will pay for the cost of this proxy solicitation?

We will bear the cost of the solicitation of proxies from our stockholders.  In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from stockholders by telephone or by other means of communication.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

As a result of the potential proxy contest initiated by Cannell Capital, we may incur substantial additional costs in connection with the solicitation of proxies. Our expenses related to the solicitation of proxies from stockholders this year may substantially exceed those normally spent for an annual meeting of stockholders if a contest is initiated. Such additional costs are expected to aggregate to approximately $[●], exclusive of any costs related to any litigation in connection with the Annual Meeting. These additional solicitation costs are expected to include: fees of outside counsel to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of Common Stock; and the costs of retaining an independent inspector of election. To date, we have incurred approximately $[●] of these solicitation costs.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our Annual Report to our stockholders, primarily via the internet. On or about [●], 2017, we expect to mail to our stockholders the Notice that contains instructions on how to access our proxy materials on the internet, how to vote at the meeting, and how to request printed copies of the proxy materials and Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce our costs and the environmental impact of our annual meetings.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting.  For Proposal No. 1, the inspector of election will separately count “For” and “Withheld” votes and broker non-votes for each nominee.  For Proposal No. 2, the inspector of election will separately count “For” and “Against” votes, abstentions and broker non-votes.  If your shares are held in street name, you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares.  If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’ and how do they affect the proposals?”

What are “broker non-votes” and how do they affect the proposals?

A broker non-vote occurs if you are a beneficial owner and do not instruct your broker, bank or other agent on how to vote your shares, and your broker or nominee cannot vote your shares because a particular proposal is considered “non-routine.” Broker non-votes, as well as abstentions, are not counted as votes in favor of or against the proposal. Brokers and nominees can use their discretion to vote “uninstructed” shares only with respect to matters that are considered “routine.”

Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management supported.  For brokerage or other nominee accounts that receive proxy materials from, or on behalf of, both Rightside and Cannell Capital in a contested election, all items listed in the notice for the meeting will be considered “non-routine” matters. In that case, if you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. In an uncontested election, the broker or other nominee will be entitled to vote shares held for a beneficial owner on Proposal No. 2, even in the absence of your instruction.  Accordingly, if you receive proxy materials only from Rightside and you do not submit any voting instructions to your broker or nominee, your broker or nominee may vote your shares on Proposal No. 2, even in the absence of your instruction. If your shares are voted on Proposal No. 2 as directed by your broker or other nominee, your shares will constitute “broker non-votes” on each of the non-routine proposals and will not be counted in determining the number of shares necessary for approval of the non-routine proposals. If you are a beneficial owner and want your vote to count on the non-routine proposals, it is critical that you instruct your broker or other nominee how to vote your shares.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  The presence, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes are counted towards the quorum requirement.

How many votes are needed to approve each proposal?

With respect to Proposal No. 1, in the case of a contested election, in which the number of director nominees exceeds the number of directors to be elected (which may be the case as a result of Cannell Capital’s nomination of directors), you may vote “for” or “withhold” on each of the nominees for election as a director.  The three nominees receiving the highest number of “for” votes will be elected.  Broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal No. 2, the affirmative vote of the majority of votes cast is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What should I do if I receive more than one proxy card?

If you hold your shares of Common Stock in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares of Common Stock are voted, please sign, date and return the WHITE proxy card for each account. You should vote all of your shares of Common Stock.

Cannell Capital has provided notice that it may nominate at the Annual Meeting the Cannell Nominees to stand for election as directors. As a result, you may receive proxy solicitation material from Cannell Capital. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive that is not a WHITE proxy card.

If you withhold your vote on any Cannell Nominee using Cannell Capital’s proxy card, your vote will not be counted as a vote for the Board of Directors’ nominees and will result in the revocation of any previous vote that you may have cast on the WHITE proxy card. THE BOARD OF DIRECTORS URGES YOU NOT TO RETURN ANY PROXY CARD THAT MAY BE SENT TO YOU BY CANNELL CAPITAL, EVEN AS A PROTEST VOTE AGAINST CANNELL CAPITAL OR THE CANNELL NOMINEES.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Rightside or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

What are the requirements for admission to the Annual Meeting?

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting.  If your shares are registered in your name, you must bring a form of identification to the Annual Meeting.  If your shares are held in the name of a broker, bank or other nominee that holds your shares, you must bring a proxy from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.  Attendance at the Annual Meeting without voting or revoking a previously submitted proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

To be considered for inclusion in next year’s proxy materials, stockholder proposals must be submitted in writing by December 21, 2017 to our Corporate Secretary, 5808 Lake Washington Blvd NE, Suite 300, Kirkland, Washington, 98033, and must comply with all applicable requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2018 annual meeting of stockholders is held before May 3, 2018 or after July 2, 2018, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2018 annual meeting of stockholders.

If you wish to submit a proposal (including a director nomination) at the 2018 annual meeting of stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on March 4, 2018 nor earlier than February 2, 2018; provided however, that if our 2018 annual meeting of stockholders is held before May 3, 2018 or after August 1, 2018, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov, or by contacting our Corporate Secretary at our principal executive offices.

Separation from Demand Media, Inc. (now known as Leaf Group Ltd.)

On August 1, 2014, Rightside became an independent company as a result of the distribution by Demand Media, Inc., now known as Leaf Group Ltd. (“Demand Media”) of all of the outstanding common stock of Rightside to Demand Media’s stockholders (the “Separation”). Rightside was incorporated in Delaware on July 11, 2013 and is comprised of Demand Media’s former domain name services business.  Rightside’s Registration Statement on Form 10 was declared effective by the SEC on July 14, 2014. Rightside’s common stock began trading “regular way” on the NASDAQ Global Select Market (“NASDAQ”) under the stock ticker symbol “NAME” on August 1, 2014.  For additional information, please see Rightside’s Information Statement, which was filed as an exhibit to the Form 10 filed with the SEC on July 14, 2014.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of six members who are divided into three classes with staggered three-year terms.  Each director holds office until that director’s successor is duly elected and qualified or until his earlier death or resignation. At each annual meeting, the term of one class of directors expires. The class of directors with a term expiring at this Annual Meeting consists of three directors.

Our bylaws permit our Board to fix the authorized number of directors by resolution. There are currently six directors authorized, with no vacancies on our Board.

In the case of a contested election, in which the number of director nominees exceeds the number of directors to be elected (which currently is the case as a result of Cannell Capital’s nomination of an alternative slate of directors), the three nominees receiving the highest number of “for” votes will be elected.

Director Nominees

Based upon the recommendation of our nominating and corporate governance committee, our Board has nominated Diane M. Irvine, Robert J. Majteles and Taryn J. Naidu for election as directors to the Board. Each nominee currently serves on our Board. Biographical information on each of the nominees is furnished below. If elected, each director nominee would serve a three-year term expiring at the close of our 2020 annual meeting, or until their successors are duly elected and qualified.

Information Regarding the Director Nominees

Set forth below is information as of the record date regarding each director nominee. There are no family relationships among any of our directors or executive officers. See the sections of this proxy statement captioned “Corporate Governance” and “Director Compensation” for additional information regarding the Board.

				Current Term
Nominees	Class	Age	Position	Expires
Diane M. Irvine (2)(3)	III	58	Director	2017
Robert J. Majteles (1)(2)(3)	III	52	Director	2017
Taryn J. Naidu	III	39	Director	2017

(1)	Member of the audit committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the compensation committee.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

Diane M. Irvine has served as a director of Rightside since August 2014. Ms. Irvine served as chief executive officer of Blue Nile, Inc. (“Blue Nile”), an online retailer of diamonds and fine jewelry, from February 2008 until November 2011. Ms. Irvine was also president of Blue Nile from February 2007 until November 2011, and served as chief financial officer from December 1999 to September 2007. Prior to that, she served as chief financial officer of Plum Creek Timber Company, a timberland management and wood products company. Ms. Irvine was previously a partner with Coopers and Lybrand. Ms. Irvine currently serves on the boards of directors for the following public companies: XO Group Inc., a consumer internet and media company, since November 2014; and Yelp Inc., an online platform for local business reviews, since November 2011. Ms. Irvine previously served on the boards of directors for CafePress Inc., an online retailer from May 2012 to May 2015, Ebates Inc., an online cash back shopping website, from November 2013 until its acquisition by Rakuten, Inc. in October 2014, Blue Nile from May 2001 until November 2011, Ticketmaster Entertainment, Inc. from August 2008 to January 2010 and Davidson Companies from January 1998 to January 2009. She holds a B.S. in accounting from Illinois State University and an M.S. in taxation from Golden Gate University. Ms. Irvine brings to the Board valuable insight with her experience in internet-related and e-commerce industries and as a public company executive.

Robert J. Majteles has served as a director of Rightside since August 2014. Mr. Majteles is the managing member of Treehouse Capital LLC (“Treehouse”), an investment firm he launched in 2000. Mr. Majteles is also an investor in and an advisor to Backstage Capital and is an operating partner with Oak Investment Partners, a venture capital firm. Mr. Majteles was the chief executive officer of three technology companies, including one which was publicly traded. Mr. Majteles has also served as a board member of, and an investor in, many public and private technology companies. In addition, Mr. Majteles has also been an investment banker and a mergers and acquisitions attorney. Since 2006, Mr. Majteles has served on the board of directors of U.S. Auto Parts Network, Inc., an e-commerce company focused on auto parts, and currently serves as its chairman. From June 2009 to June 2015, Mr. Majteles also served on the board of directors of iPass. Mr. Majteles holds a J.D. from Stanford University and a B.A from Columbia University. Mr. Majteles provides valuable advice and guidance to our management team and Board with his experience in leading companies and prior and current service on the boards of directors of innovative technology companies.

Taryn J. Naidu has served as a director of Rightside since December 2013, and is our chief executive officer. Prior to the Separation, Mr. Naidu was the executive vice president, domain services of Demand Media’s registrar business, a position he held since April 2011. Prior to April 2011, Mr. Naidu served as Demand Media’s executive vice president, registrar services and senior vice president, registrar services, and served as a consultant to Demand Media’s registrar business from 2006 until he was appointed senior vice president in 2007. Since 2011, Mr. Naidu has led the registry team to acquire generic Top Level Domain (“gTLD”) registry operator rights in ICANN’s program to expand new gTLDs (the “New gTLD Program”), build our technology platform to support our operated gTLDs and our back-end registry customers, and establish and implement domestic and international business operations to support our registry operations. Prior to joining Demand Media, Mr. Naidu worked at Momentous Corporation, a Canadian domain name marketing services group, from 2002 to 2006, where he held various roles including chief executive officer, and president of Pool.com, a domain name auction company. Mr. Naidu holds a B.Sc. in computer science, with a minor in mathematics from the University of Regina. Mr. Naidu brings to our Board leadership, management and strategic business experience as our chief executive officer and his extensive background in the domain name services industry.

Stockholder Interaction Information

At various times during 2016 and into early 2017, the Company’s CEO and Chief Financial Officer met with representatives of Cannell Capital to discuss the Company’s business and results of operations.

On March 3, 2017, Tonga Partners, L.P. (“Tonga”), which is affiliated with Cannell Capital LLC (together with Tonga, “Cannell Capital”), sent a letter to the Company nominating three candidates to stand for election to the Board of Directors at the Annual Meeting. At the time of the submission of that notice, Cannell Capital was the beneficial owner of approximately 1,704,805 shares of Common Stock, or approximately 8.7% of the outstanding Common Stock.

Information about the contacts and communications we had with representatives of Cannell Capital leading up to their nomination of the Cannell Nominees is set forth in Annex A to this Proxy Statement.

Board Recommendation

Our nominating and corporate governance committee has reviewed all director nominees, including the Cannell Nominees, in accordance with the director qualifications set forth in our corporate governance guidelines. Based on such review and the recommendation of our nominating and corporate governance committee, the Board Unanimously Recommends A Vote “For” Each Of Diane M. Irvine, Robert J. Majteles and Taryn J. Naidu.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of PricewaterhouseCoopers as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers to our stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of Rightside and Rightside’s stockholders.

Principal Accounting Fees and Services

The following table presents fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2016 and 2015.

Type of Fees	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$741,869	$760,194
Audit-Related Fees(2)	$651,972	$85,558
Tax Fees(3)	$102,303	$48,848
All Other Fees(4)	$1,800	$2,579
Total	$1,497,944	$897,178

(1)

Includes the aggregate fees for services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by PricewaterhouseCoopers in connection with statutory or regulatory filings or engagements for those fiscal years, such as statutory audits.

(2)

Includes fees for pre-implementation review of our enterprise resource planning system in fiscal 2015 and fees related to the audit of the carve-out financial statements of eNom, Incorporated in fiscal 2016.

(3)	Includes fees for domestic and international tax compliance, tax advice and tax planning.
(4)	Includes fees associated with our access to PricewaterhouseCoopers’ online research tool.

Pre-Approval Policies and Procedures

Our audit committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. The audit committee may delegate authority to one or more of the members of the audit committee to provide such pre-approvals for audit or non-audit services.  This policy is set forth in our audit committee’s charter, which is available at http://rightside.co/investors.

Auditor Independence

The audit committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers is compatible with maintaining the principal accountant’s independence.

Board Recommendation

The Board Unanimously Recommends a Vote “For” the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017.

AUDIT COMMITTEE REPORT

The following report of the audit committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The audit committee consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market.  The audit committee acts pursuant to a written charter that has been adopted by the Board.  The audit committee charter is available at http://rightside.co/investors.

On behalf of the Board, the audit committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. PricewaterhouseCoopers, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the fiscal year ended December 31, 2016, matters relating to the Company’s internal controls over financial reporting, and the processes that support certification of the financial statements by the Company’s chief executive officer and chief financial officer.

The audit committee discussed with the Auditors the overall scope and plans for the annual audit. The audit committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting. The audit committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.  The audit committee has discussed and reviewed with the Auditors all matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.

The audit committee has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors’ communications with the audit committee concerning independence, and has discussed with the Auditors the Auditors’ independence. Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the year ended December 31, 2016 be included in our annual report on Form 10-K for 2016 for filing with the SEC.

The audit committee has also selected PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The Board is recommending that stockholders ratify this selection at the Annual Meeting.

Members of the Audit Committee

James R. Quandt, Chairperson
Robert J. Majteles
Richard C. Spalding

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Information Regarding the Continuing Directors

Set forth below is information as of the record date regarding each director continuing in office. There are no family relationships among any of our directors or executive officers. See the sections of this proxy statement captioned “Corporate Governance” and “Director Compensation” for additional information regarding the Board.

				Current Term
Continuing Directors	Class	Age	Position	Expires
James R. Quandt(1)(3)	I	67	Director	2018
David E. Panos	II	54	Director	2019
Richard C. Spalding (1)(2)	II	66	Director	2019
(1)	Member of the audit committee.
(2)	Member of the nominating and corporate governance committee.
(3)	Member of the compensation committee.

Director Continuing in Office until the 2018 Annual Meeting of Stockholders

James R. Quandt has served as a director of Rightside since July 2014.  Mr. Quandt currently serves as the chairman of the board of directors of Demand Media.  Since 2005, Mr. Quandt has served as co-founder and managing partner at Thomas James Capital, Inc., a private equity firm that also provides financial advisory services. Mr. Quandt has served on a number of public and private company boards, including Intermix Media, Inc., an internet marketing company that owned MySpace, Inc., Blue Label Interactive, Inc., Digital Orchid Incorporated, The FRS Company, where he is currently chairman of the board, and the Brain Corporation. Mr. Quandt is a member of the board of trustees of Saint Mary’s College of California and currently serves as chairman emeriti, and is the president of the Pacific Club of Newport Beach. Mr. Quandt participated in the Managerial Policy Institute at the University of Southern California’s Marshall School of Business, and received a B.S. in Business Administration from Saint Mary’s College. Mr. Quandt’s mix of executive leadership and financial expertise provides valuable insight and guidance to the Board. Mr. Quandt brings a seasoned and strategic perspective rooted in his role as a board member of various public and private companies in the internet and technology sectors, as well as his experience as a former member of the NYSE.

Directors Continuing in Office until the 2019 Annual Meeting of Stockholders

David E. Panos has served as a director of Rightside since August 2014, and is the non-executive chairman of the Board. Between 2008 and the Separation, Mr. Panos served in senior roles with Demand Media, including executive vice president, emerging markets, chief strategy officer and chief marketing officer. Mr. Panos played integral roles in our strategy to acquire gTLD registry operator rights in the New gTLD Program, as well as to establish and implement business operations to support our domestic and international registry operations. Since April 2015, Mr. Panos has served on the board of directors of iPass Inc., which provides global enterprises and telecommunications carriers with cloud-based mobility management and Wi-Fi connectivity services (“iPass”), and currently serves on its audit and nominating and corporate governance committees. An entrepreneur with more than 25 years of software company experience, Mr. Panos co-founded and previously served as chief executive officer of Pluck Corporation, a white label social media integrated community platform, from 2003 until acquired in 2008 by Demand Media. Prior to this, Mr. Panos was a venture partner at Austin Ventures from 2001 to 2003, and he served as vice president of marketing and new business development at DataBeam Corporation, a realtime communications software company, from 1992 to 1999, before its sale to IBM’s Lotus Development Corporation. He holds an M.B.A. from the Harvard Business School and is a Phi Beta Kappa graduate of Furman University with a B.A. in political science. Mr. Panos’ strong leadership, entrepreneurial and managerial skills combined with broad industry knowledge enable him to provide essential strategic and corporate governance leadership to our management team and Board.

Richard C. Spalding has served as a director of Rightside since August 2014 and, since 2003, has been the managing director at Kearny Venture Partners, which focuses on life science and drug sector investments. From 2000 to 2003, Mr. Spalding was a general partner at ABS Ventures, investing in emerging companies in the healthcare sector. From 1997 to 1999, Mr. Spalding served as a vice president and the chief financial officer at Portal Software, a software company for online billing services, where Mr. Spalding’s responsibilities included working on corporate financing and legal and financial reporting. Prior to that, Mr. Spalding served as the chief financial officer at Fusion Medical Technologies, a medical device company, and was responsible for all aspects of the company’s initial public offering. Between 1991 and 1996, Mr. Spalding was with Alex, Brown and Sons, an investment bank to emerging growth companies, which he joined after 14 years at Brobeck, Phleger & Harrison LLP, acting as general counsel for initial public offerings, mergers and acquisitions, and corporate governance matters. Mr. Spalding has served on the board of directors of Auilix Biopharma, Inc., a biopharmaceutical company, 3D Systems Corporation, an integrated solutions 3D printing company, Emphasys Medical, Inc., a medical technology company, CBCA, Inc., a web-based health benefits services administrator, and SpinalMotion, Inc., a medical device company. Mr. Spalding has also served as an observer to the boards of directors of RoxRo Pharma, Aspreva Pharmaceuticals, Align Technologies, and Kai Pharmaceuticals, and recently joined the board of the Buck Institute for Research on Aging. Mr. Spalding received a J.D. from Columbia Law School and an A.B. from Harvard College. Mr. Spalding’s considerable expertise as a venture capitalist investing in and advising companies, as well as his management experience, provide unique and indispensable knowledge and direction to our management team and Board.

Corporate Governance

Our Board has adopted corporate governance guidelines to set forth a framework for its overall governance practices. These guidelines can be found in the corporate governance section of our investor relations website at http://rightside.co/investors. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Rightside Group, Ltd., 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, Washington 98033.

Board Leadership Structure

In accordance with our bylaws, our Board appoints our officers, including our chief executive officer. Mr. Panos serves as the chairman of the Board, and Mr. Naidu serves as chief executive officer and Board member of Rightside.  The roles of chief executive officer and chairman are currently separated in recognition of the differences between the two roles.  However, our Board does not have a formal policy on whether the role of the chairman and chief executive officer should be separate and, when separate, whether the chairman should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected.

Currently, our Board has four independent members and two non-independent members. A number of our independent board members are currently serving or have served as members of senior management and/or directors of other public companies. We have three standing board committees comprised solely of directors who are considered independent under NASDAQ and SEC standards. We believe that the number of independent and experienced directors that make up our Board benefits us and our stockholders.

Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. Our Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, our audit committee, nominating and corporate governance committee and compensation committee support our Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

In particular, the audit committee is responsible for considering and discussing our significant accounting and financial risk exposures and the actions management has taken to control and monitor these exposures, and the nominating and corporate governance committee is responsible for considering and discussing our significant corporate governance risk exposures and the actions management has taken to control and monitor these exposures. As needed and when requested, the audit committee and the nominating and corporate governance committee receive reports from management regarding such risks.

Our compensation committee, with input from our management, assists our Board in reviewing and assessing whether any of our compensation policies and programs could potentially encourage excessive risk-taking. In considering our employee compensation policies and practices, the compensation committee reviews, in depth, our policies related to payment of salaries and wages, commissions, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation. A primary focus of our compensation program is to incentivize and reward the building of our registry business, and growth in adjusted EBITDA, among other metrics. We believe these metrics are positive indicators of our operating results and potential for long-term growth and stockholder value creation. We therefore believe that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

While the Board oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board. Our Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Director Independence

Our Board has undertaken a review of the independence of each of the current directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Ms. Irvine and Messrs. Majteles, Quandt and Spalding do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ.  In making these determinations, our Board considered the current and prior relationships that each non-employee director has with Rightside and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Meetings

Our Board held 19 meetings and acted by written consent once during 2016. During 2016, each Board member attended 75% or more of the aggregate of the meetings of the Board and the committees of which he or she was a member.  Except in unusual circumstances, the chairman of the Board, or his designee, determines the order of business and the procedure at each meeting, including the regulation of the manner of voting and the conduct of business. During regularly convened quarterly board meetings, the Board usually spends a portion of such meetings in executive session without management or other employees present.

We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. All directors attended the 2016 annual meeting of stockholders.

Board Committees

Our Board maintains a standing audit committee, nominating and corporate governance committee and compensation committee. Each committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. The charter of each of these committees is available in the corporate governance section on the investor relations page of our website at http://rightside.co/investors.  These committee charters are also available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Rightside Group, Ltd., 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, Washington 98033.

The membership of our standing Board committees as of the record date is as follows:

Nominating
and Corporate
Director	Audit	Governance	Compensation
James R. Quandt	C		**
Robert J. Majteles	**	C	**
Diane M. Irvine		**	C
Richard C. Spalding	**	**

“C”	Chairperson
“**”	Member

Audit Committee

Our audit committee consists of Messrs. Majteles, Quandt and Spalding, each of whom satisfies the independence requirements under the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. The chair of our audit committee is Mr. Quandt. Our Board has determined that each member of our audit committee has the requisite financial expertise required under the applicable requirements of NASDAQ. Our Board has also determined that Mr. Quandt is an audit committee “financial expert,” as that term is defined by the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. The audit committee met eight times and acted by written consent five times during 2016.

The primary functions of this committee include:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;
•

reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	considering and approving or disapproving all related party transactions;
•	conducting annual review and assessment of the adequacy of its charter; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Irvine, and Messrs. Majteles and Spalding, each of whom our Board has determined to be independent under NASDAQ listing standards. The chair of our nominating and corporate governance committee is Mr. Majteles. The nominating and corporate governance committee met three times and acted by unanimous written consent once during 2016.

The primary functions of this committee include:

•	overseeing the annual self-evaluations of the Board and management;
•	developing and recommending to the Board policies and procedures in considering director nominees, including nominees recommended by stockholders;

•	identifying qualified individuals to become members of the Board; and
•	conducting periodic review and assessment of the adequacy of the Corporate Governance Guidelines and its charter.

When recommending persons to be selected by the Board as nominees for election as directors, the committee considers necessary qualifications such as the highest personal and professional ethics, integrity and values, as well as the ability to make independent judgments, general understanding of the Company’s business, other board service, professional background and education.  In addition, the nominating and corporate governance committee considers diversity of relevant experience, expertise and background in identifying nominees for directors. When formulating its Board membership recommendations, the nominating and corporate governance committee will also consider advice and recommendations offered by our chief executive officer or our stockholders. The nominating and corporate governance committee may delegate any or all of its responsibilities to a subcommittee, but only to the extent consistent with the Company’s amended and restated certificate of incorporation (“certificate of incorporation”), bylaws, corporate governance guidelines, NASDAQ rules and other applicable law.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. As set forth in our bylaws, submissions must include, among other things, (1) the name and address of the proposed nominee; (2) the class or series and number of shares that are, directly or indirectly, owned of record or beneficially owned by such proposed nominee; (3) information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act; (4) a description of all direct and indirect compensation and other material monetary agreements during the past three years between the nominating person and the proposed nominee; and (5) a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our bylaws, which is available, without charge, from our Corporate Secretary, Rightside Group, Ltd., 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, Washington 98033.

Compensation Committee

Our compensation committee consists of Ms. Irvine, and Messrs. Majteles and Quandt, each of whom our Board has determined to be (i) independent under the NASDAQ listing standards and the rules and regulations of the SEC; (ii) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act; and (iii) an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The chair of our compensation committee is Ms. Irvine. The compensation committee met five times and acted twice by written consent during 2016.

From time to time, management and other employees, as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other information or advice or otherwise participate in the meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The compensation committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties.  The compensation committee has direct responsibility for oversight of the work of any advisors engaged for the purpose of advising the compensation committee. In 2015 and 2017, the compensation committee retained Compensia, Inc., a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation. Compensia assisted in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with the goal of ensuring that the compensation that we offer to our executive officers is competitive and fair.

The primary functions of this committee include:

•	determining the compensation and other terms of employment of our chief executive officer and our other executive officers;
•	reviewing and recommending to our Board the compensation of our directors;
•	reviewing and approving or making recommendations to the Board regarding incentive compensation and equity-based plans and arrangements; and
•	conducting periodic review and assessment of the adequacy of its charter.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Ms. Irvine and Messrs. Majteles and Quandt.  None of the foregoing members of our compensation committee currently serves, or in the past year has served, as an officer or employee of Rightside.  None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board or compensation committee.

Communication with the Board

Stockholders may contact our Board as a group or any individual director by sending a letter to the following address: Board of Directors – Rightside Group, Ltd., Attn: General Counsel, 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, Washington 98033. Our General Counsel will submit all correspondence to the chairman or any director to whom the correspondence is directed.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics can be found in the corporate governance section on the investor relations page of our website at http://rightside.co/investors.  In addition, our code of business conduct and ethics is available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Rightside Group, Ltd., 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, Washington 98033.

DIRECTOR COMPENSATION

Effective as of August 25, 2014, we maintain a compensation program for non-employee directors, or outside directors. The outside director compensation program is intended to fairly compensate each outside director with cash and equity compensation for the time and effort necessary to serve as a member of our Board.  Effective August 1, 2016, director compensation was adjusted based on guidelines provided by Compensia, Inc. In lieu of receiving compensation under the director compensation program, Mr. Panos was compensated pursuant to the Non-Executive Chairman Agreement, described below under “Non-Executive Chairman Compensation.”

Cash Compensation

Under the director compensation program, between January 1, 2016 and August 1, 2016, each outside director, other than Mr. Panos, was entitled to receive an annual cash retainer of $30,000, and effective August 1, 2016, an annual cash retainer of $25,000 for his or her services, payable in quarterly installments in arrears in conjunction with quarterly meetings of our Board. In addition, from January 1, 2016 to August 1, 2016, each outside director that served as the chair of the audit committee, compensation committee or nominating and corporate governance committee was entitled to receive an additional annual cash retainer of $12,500, $7,500 and $6,000, respectively. Effective August 1, 2016, the annual cash retainer for the chairs of the audit committee and the compensation committee were increased to $15,000 and $10,000, respectively. From January 1, 2016 to August 1, 2016, outside directors that served as non-chair members of the audit committee, compensation committee or nominating and corporate governance committee were entitled to receive additional annual cash retainers of $7,000, $4,000 or $3,000, respectively, and effective August 1, 2016, $6,800, $5,000, and $3000, respectively.

Equity Compensation

Effective August 1, 2016, each outside director is entitled to receive a one-time RSU award covering a number of shares of our common stock equal to $113,300, divided by the closing price of our common stock on the grant date, upon the outside director’s initial election to the Board. These initial equity grants vest in equal quarterly installments over three years from the grant date.

In addition, on the date of each annual stockholder meeting, any outside director who will continue in service following such meeting is entitled to receive (i) a RSU award covering a number of shares of our common stock valued at $46,250, divided by the closing price of our common stock on the grant date, and (ii) a stock option award covering a number of shares of our common stock valued at approximately $46,250 (with underlying shares subject to the stock option equal to 2.5 times the number of shares covered by the RSU award). The annual RSU and stock option awards granted to the outside directors vest in equal quarterly installments over one year from the date of grant.  Effective August 1, 2016, in connection with amendment of the director compensation plan, the compensation committee further approved acceleration of equity awards held by non-employee directors in a Change in Control (as defined in the Company’s 2014 Incentive Award Plan) of the Company, subject to the applicable non-employee director remaining a director through the Change in Control.

Non-Executive Chairman Compensation

Effective June 3, 2016, Mr. Panos entered into a Non-Executive Chairman Agreement with Rightside for a term ending on the earlier of (1) June 3, 2017 and (2) the date on which Mr. Panos ceases to serve as chairman of our Board.  Mr. Panos receives $110,000 in annual cash compensation, in lieu of director cash retainer/fees and other cash compensation paid to other non-employee directors, payable in substantially equal installments on the same schedule as annual fees are paid to our non-employee directors (and pro-rated for any partial service period). Mr. Panos also received an additional $30,000 for business development services to Rightside through December 31, 2016. Pursuant to the Non-Executive Chairman Agreement, Mr. Panos (and his spouse and eligible dependents to the extent provided in applicable plans and programs) are eligible to participate in health and welfare benefit plans and programs maintained by Rightside for the benefit of its employees, including medical, dental and insurance plans and programs.

Director Compensation Table

The following table sets forth information concerning the compensation earned by or paid to each of our non-employee directors during the year ended December 31, 2016, excluding any reimbursement of out-of-pocket travel and lodging expenses which we may have paid.  Mr. Naidu received no additional compensation for his service as a director.  Mr. Naidu’s compensation is discussed under the caption “Executive Compensation.”

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total($)
Diane M. Irvine (4)	39,458	46,247	48,248	—	133,952
Robert J. Majteles (5)	45,250	46,247	48,248	—	139,744
David E. Panos (6)	171,108	46,247	48,248	13,631	279,233
James R. Quandt (7)	45,875	46,247	48,248	—	140,369
Richard C. Spalding (8)	37,833	46,247	48,248	—	132,327

(1)

With the exception of Mr. Panos, fees earned or paid in cash to non-employee directors consist of the following annual cash retainers payable in quarterly installments in arrears in conjunction with quarterly meetings of our Board, as applicable:

Retainer	January 1 to August 1, 2016 (Prorated)($)	August 1 to December 31, 2016 (Prorated)($)
General Board Member	30,000	25,000
Audit Committee Chair	12,500	15,000
Compensation Committee Chair	7,500	10,000
Nominating and Corporate Governance Committee Chair	6,000	6,000
Audit Committee Member	7,000	6,800
Compensation Committee Member	4,000	5,000
Nominating and Corporate Governance Committee Member	3,000	3,000

(2)

Amounts reflect the aggregate grant date fair value of restricted stock units (“RSUs”), computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of each RSU award granted to the non-employee directors on July 28, 2016 (the annual equity grant following the 2016 Annual Meeting of Stockholders) was $11.91 multiplied by the number of shares of our common stock covered by the award.  There can be no assurance that awards will vest (and if the awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(3)

Amounts reflect the aggregate grant date fair value of stock options, computed in accordance with ASC Topic 718.  We compute the value of stock options using a Black-Scholes valuation methodology.  The grant date fair value of each stock option award  granted to the non-employee directors on July 28, 2016  was $4.97 multiplied by the number of shares of our common stock covered by the award.

(4)

Ms. Irvine was granted 3,883 RSUs and 9,708 shares subject to stock options under the Company’s director compensation plan. As of December 31, 2016, Ms. Irvine held 11,236 unvested RSUs and 7,281 shares underlying outstanding stock options.

(5)

Mr. Majteles was granted 3,883 RSUs and 9,708 shares subject to stock options under the Company’s director compensation plan. As of December 31, 2016, Mr. Majteles held 11,236 unvested RSUs and 7,281 shares underlying outstanding stock options.

(6)

Fees earned pursuant to the Non-Executive Chairman Agreement dated January 9, 2014, as amended, which terminated June 2, 2016, and the Non-Executive Chairman Agreement effective June 3, 2016.  Mr. Panos was granted 3,883 RSUs and 9,708 shares subject to stock options under the Company’s director compensation plan and as of December 31, 2016, Mr. Panos held 13,805 unvested RSUs and 7,281 shares underlying outstanding stock options. Mr. Panos receives coverage under Rightside’s medical and dental healthcare plans, and the Company paid portion of Mr. Panos’ healthcare insurance was $13,631.

(7)

Mr. Quandt was granted 3,883 RSUs and 9,708 shares subject to stock options under the Company’s director compensation plan. As of December 31, 2016, Mr. Quandt held 11,236 unvested RSUs and 7,281 shares underlying outstanding stock options.  Mr. Quandt also holds 9,350 fully vested but unexercised stock options, which were originally granted by Demand Media and converted to Rightside equity in connection with the Separation.

(8)

Mr. Spalding was granted 3,883 RSUs and 9,708 shares subject to stock options under the Company’s director compensation program. As of December 31, 2016, Mr. Spalding held 11,236 unvested RSUs. and 7,281 shares underlying outstanding stock options

EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of [●], 2017.

Name	Age	Position
Taryn J. Naidu	39	Director and Chief Executive Officer
Tracy Knox	45	Chief Financial Officer
Rick Danis	47	General Counsel
Wayne M. MacLaurin	49	Chief Technology Officer
Matthew Delgado	35	Senior Vice President, Operations

Taryn J. Naidu is our chief executive officer and a member of our Board.  Please see Mr. Naidu’s biography under the caption “Board of Directors and Corporate Governance.”

Tracy Knox has served as our chief financial officer since August 2014 and joined Rightside’s business in January 2014 as the chief financial officer of Rightside Operating Co., a subsidiary of Demand Media that became a subsidiary of Rightside upon the Separation. From March 2013 to January 2014, Ms. Knox served as chief financial officer for A Place for Mom, Inc., a private equity backed company, where she oversaw the company’s operating and capital plans. From September 2011 to March 2013, Ms. Knox served as chief financial officer at UIEvolution.com, a mobile software products and services producer. From May 2008 until August 2011, Ms. Knox was the chief finance officer of Drugstore.com, an online retailer and a public company until its sale to Walgreen Co. in 2011. From 2003 to 2008, Ms. Knox also served in various financial leadership roles with Drugstore.com. Prior to Drugstore.com, Ms. Knox held senior financial leadership roles at Western Wireless International, Freeinternet.com, and PricewaterhouseCoopers. Ms. Knox received a B.S. in business from Indiana University and an M.B.A. from the University of Washington.

Rick Danis has served as our general counsel since August 2014.  From April 2013 to the Separation, Mr. Danis served as Demand Media’s senior vice president, assistant general counsel. From 2009 to April 2013, Mr. Danis served as vice president, assistant general counsel and vice president, business & legal affairs at Demand Media. Prior to joining Demand Media, Mr. Danis held senior positions in the legal departments of Nokia Corporation, a global leader in mobile communications, from 2008 to 2009, Yahoo! Inc., a leading internet portal and online media company, from 1999 to 2008, and was assistant general counsel at broadcast.com, an internet streaming media company, prior to its acquisition by Yahoo! in 1999. Mr. Danis holds a J.D. from the DePaul University College of Law and a B.B.A in accounting, cum laude, from Ohio University.

Wayne M. MacLaurin has served as our chief technology officer since August 2014. From April 2013 to the Separation, Mr. MacLaurin served as senior vice president, technology for Demand Media’s domain name services business. Prior to joining Demand Media, Mr. MacLaurin served as chief technology officer at Sedari, a consulting firm focused on ICANN’s New gTLD Program, and as the executive director of the Domain Name System Operations, Analysis and Research Center (DNS-OARC), a non-profit organization seeking to improve the internet’s domain name system infrastructure, from April 2010 to September 2012. From 2007 to 2010, Mr. MacLaurin was a consultant to the Canadian Internet Registration Authority (CIRA), director of internet services at Distributel Communications, Ltd., an internet services provider, and a consultant to Minto Group Inc., a real estate builder and developer. From 2001 to 2006, Mr. MacLaurin served as chief technology officer and vice president of Momentous Corporation, a Canadian domain name marketing services group. While with Momentous, he was actively involved with both Namescout.com, a large ICANN accredited registrar, and Pool.com, a key player in the secondary domain name market. Mr. MacLaurin holds a B.Sc. in electrical engineering from the University of Ottawa and is a member of the Professional Engineers of Ontario.

Matthew Delgado has served as our senior vice president, operations since August 2014, after taking a leading role in the Separation. From December 2006 to July 2014, Mr. Delgado led financial planning and analysis, business planning and business operations efforts for Demand Media through various roles, including manager of business analytics, director of finance and vice president of operations. Mr. Delgado holds a B.S. in business administration from the University of Southern California.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2016, and 2015.

								Non—Equity
					Stock		Option	Incentive Plan	All Other
		Salary			Awards		Awards	Compensation	Compensation
Name and Principal Position	Year	($)	Bonus($)		($)(1)		($)(1)	($)	($)(2)	Total($)
Taryn J. Naidu	2016	397,500	—		637,500	(4)	744,045	298,000	9,000	2,086,045
Director and Chief Executive Officer	2015	385,833	—		1,168,000		—	245,438	9,000	1,808,270
Tracy Knox	2016	332,167	—		300,004	(4)	350,140	179,000	9,000	1,170,311
Chief Financial Officer	2015	320,833	50,000	(3)	541,998		—	133,238	9,000	1,055,069
Rick Danis	2016	248,667	—		274,996		—	101,000	9,000	633,663
General Counsel	2015	240,833	—		299,994		—	63,525	7,675	612,028
Wayne M. MacLaurin	2016	257,500	—		324,991	(5)	—	103,000	—	685,491
Chief Technology Officer	2015	247,500	—		299,994		—	65,625	—	613,119
Matthew Delgado	2016	248,200	—		255,000	(4)	—	110,000	3,750	616,950
Senior Vice President, Operations(6)
(1)

Awards reflect the 2016 and 2015 Annual Equity Awards described below. Amounts reflect the aggregate grant date fair value of restricted stock units (“RSUs”) and stock options, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We compute the value of stock options using a Black-Scholes valuation methodology. Further information regarding the assumptions used to calculate the value of all stock awards made to named executive officers is provided in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2017. There can be no assurance that awards will vest (and if the awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(2)	Amounts under the “All Other Compensation” column reflect 401(k) company-match contributions for each of our named executive officers.
(3)

Pursuant to Ms. Knox’s employment agreement, Ms. Knox received the second of two installments of a bonus payment within 30 days of the one-year anniversary of the effective date of her employment, as described under the caption “Executive Compensation Arrangements and Potential Payments Upon Termination or Change in Control” below.

(4)

Amount does not reflect RSU awards subject to performance-based vesting contingent upon achievement of a threshold level of performance. The maximum value of the performance shares that could have vested based on achievement of the highest level of performance objectives was $49,995. On February 15, 2017, based upon actual performance results as of December 31, 2016, the compensation committee determined the minimum level of performance objectives were not met and therefore, the RSU award did not vest and was canceled.

(5)

Amount reflects annual equity award valued at $274,996 and a RSU award subject to performance-based vesting valued at $49,995, the maximum value of the performance shares that could have vested based on achievement of the highest level of performance objectives.  On February 15, 2017, based upon actual performance results as of December 31, 2016, the compensation committee determined that the highest level of performance objective was met and the RSU award vested in its entirety.

(6)	Mr. Delgado was not determined to be a named executive officer until 2017 and therefore, his compensation for fiscal year ended December 31, 2015 is not presented.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The base salaries for each of Messrs. Naidu, Danis, and MacLaurin, and Ms. Knox were $375,000, $235,000, $235,000, and $310,000 respectively in the beginning of 2015.  Effective March 2015, the salaries of Messrs. Naidu, Danis, and MacLaurin, were increased to $385,000, $242,000, and $250,000, respectively, and Ms. Knox’s salary was increased to $323,000.  Effective March 2016, the salaries of Messrs. Naidu, Danis, and MacLaurin were increased to $400,000, $250,000, and $259,000, respectively, and Ms. Knox’s salary was increased to $334,000. Mr. Delgado’s base salary was $239,200 in the beginning of 2016, and effective March 2016, increased to $250,000. Our Board and compensation committee determined that salaries of our named executive officers were commensurate with compensation in comparison to peer companies.

2015 and 2016 Annual Bonus Programs

Under Rightside’s 2015 annual bonus program (the “2015 Bonus Program”) and 2016 annual bonus program (the “2016 Bonus Program”), implemented under our Incentive Award Plan, all of our employees, including the named executive officers, were eligible to receive incentive awards based on the achievement of individual and Company performance objectives established by our compensation committee.  Cash and equity bonuses are designed to incentivize our named executive officers to strive to attain Company and/or individual performance goals that further the interests of the Company and its stockholders.

The target incentive payout for Messrs. Naidu, Danis, MacLaurin and Delgado and Ms. Knox were 85%, 35%, 35%, 30% and 55%, respectively, of his or her salary for fiscal years 2015 and 2016. Awards under the 2015 Bonus Program to all employees, including named executive officers, were paid in 2016 for performance in 2015, and awards under the 2016 Bonus Program to all employees, including named executive officers, were paid in 2017 for performance in 2016. The actual amount of such bonuses is tied to the achievement of corporate operating and financial goals, and any other criteria that the compensation committee may determine in its sole discretion to consider other individual and corporate performance objectives.  The bonus percentages for 2017 for each of these officers remain unchanged from 2015 and 2016.

Upon determination of each individual award to named executive officers, 100% of the 2015 bonus awards and the 2016 bonus awards were paid in cash.  The incentive award pool was funded based on Rightside’s achievement of pre-established targets of adjusted EBITDA, before expense associated with the company-wide incentive award pool, as well as other company-performance objectives.

Under the 2015 Annual Bonus Program, each of Messrs. Naidu, Danis and MacLaurin, and Ms. Knox received 75% of his or her target incentive payout in cash compensation of $245,438, $63,525, $65,625 and $133,238, respectively. Under the 2016 Annual Bonus Program, in addition to pre-established target incentives, the compensation committee considered and took into account performance toward our strategic corporate objectives, and accordingly, Messrs. Naidu, Danis, MacLaurin and Delgado, and Ms. Knox received cash compensation of $298,000, $101,000, $103,000, $110,000 and $179,000, respectively.

2015 and 2016 Annual Equity Awards

For annual equity awards issued in fiscal year 2015, the compensation committee approved RSU awards, which generally vests in 16 substantially equal installments on each three month anniversary following the grant date, to all named executive officers as set forth below. Named executive officers, other than Mr. Naidu and Ms. Knox also received an annual equity award in fiscal year 2016 consistent entirely of RSU awards subject to the same terms.  In lieu of receiving their 2016 annual equity awards entirely in RSU awards, Mr. Naidu and Ms. Knox received (i) a RSU award covering a number of shares of our common stock valued at $637,500 and $300,000, respectively, and (ii) a stock option award valued at approximately $637,500 and $300,000, respectively (with underlying shares subject to the stock option equal to 2.5 times the number of shares covered by the RSU award). Twenty five percent of the shares subject to the stock option awards vest on the first annual anniversary of the vesting commencement date, and the remainder of the shares vests in 12 equal installments on each three month anniversary thereafter.

The compensation committee approved these grants consistent with the value of equity compensation grants at approximately the 50th percentile range of comparable executive officers at peer group companies, as compiled by Compensia.  In considering the value of these annual equity awards, the compensation committee considers the total value of the shares underlying the restricted stock units and stock option awards, as applicable, based on the closing value of our common stock on the grant date, and, with respect to stock options, the compensation committee considers the grant date fair value of the stock options as determined under ASC Topic 718.

In fiscal year 2015, Mr. Naidu was granted 142,962 RSUs; Ms. Knox was granted 66,340 RSUs and each of Messrs. MacLaurin and Danis were granted 36,719 RSUs.  In fiscal year 2016, Mr. Naidu was granted 72,691 RSUs, Ms. Knox was granted 34,208 RSUs, Mr. Delgado was granted 31,677 RSUs, and each of Messrs. MacLaurin and Danis were granted 34,161 RSUs. Mr. Naidu was also granted 181,727 shares of common stock subject to stock options, and Ms. Knox was granted 85,519 shares of common stock subject to stock options in fiscal year 2016.

2016 Performance Based Equity Awards

In July 2016, the compensation committee awarded additional performance-based RSU awards to the executive officers as set forth below, with vesting of such awards wholly contingent upon the achievement of specified performance goals for fiscal year 2016.  Each of Ms. Knox, and Messrs. Naidu and Delgado was granted 4,219 RSUs, the vesting of which was contingent upon achievement of a threshold level of performance on the Company’s goals relating to adjusted EBITDA and cash registry revenue in fiscal year 2016.  The minimum threshold for vesting of these awards was not reached, and therefore, these RSU awards did not vest in whole or in part.  Mr. MacLaurin was granted 4,219 RSUs, the vesting of which was contingent upon achievement of a threshold level of performance on the Company’s goal related to reductions to the Company’s internet technology and infrastructure costs in fiscal year 2016.  The maximum threshold for a full vesting of the RSU award to Mr. MacLaurin was reached, and on February 15, 2017, Mr. MacLaurin’s RSU award vested in full.

Other Elements of Compensation

Retirement Plans.  We established a defined contribution plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) covering all our full time employees who meet certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms generally applicable to other full-time employees. Eligible employees may defer up to 90% of their pre-tax eligible compensation, up to the annual maximum allowed by the Internal Revenue Service. Effective January 1, 2013, we began matching a portion of the employee contributions under the 401(k) Plan up to a defined maximum. Our contributions to the 401(k) Plan were $0.1 million, and $0.1 million, respectively for the three months ended December 2016 and 2015, and $0.6 million and $0.6 million, respectively for the twelve months ended December 31, 2016 and 2015. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites. Rightside provides the following benefits to its employees: medical, dental, and vision benefits, medical and dependent care flexible spending accounts, employee assistance program, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits were provided to Ms. Knox and Messrs. Naidu, Danis, MacLaurin and Delgado on the same general terms as they are provided to all of our full-time U.S. employees.

Equity Compensation Plan Table

The following table provides certain information as of December 31, 2016, with respect to all of our equity compensation plans in effect on that date.

Number of
Securities
	Number of		Remaining
	Securities to be	Weighted	Available for
	Issued Upon	Average	Future
	Exercise of	Exercise Price	Issuance Under
	Outstanding	of Outstanding	Equity
	Options and	Options and	Compensation
Plan	Rights	Rights(2)	Plans
Equity compensation plans approved by stockholders(1)	1,889,130	$13.60	351,885
Equity compensation plans not approved by stockholders	0	0	0
Total	1,889,130	$13.60	351,885

(1)	Includes securities issuable under our 2014 Incentive Award Plan.
(2)	Excludes restricted stock unit awards because they have no exercise price.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for certain named executive officers as of December 31, 2016. All RSU and stock option awards are subject to the named executive officer’s continued employment through the applicable vesting date and accelerated vesting under certain circumstances, as described under the caption “Executive Compensation Arrangements and Potential Payments Upon Termination or Change in Control” below.

Adjusted Demand Media Options. Immediately prior to the Separation, all unvested stock options of Demand Media were accelerated and became fully vested and exercisable. Upon the Separation, each option to purchase shares of common stock of Demand Media (“Demand Option”) was adjusted to reflect the distribution through conversion into an adjusted Demand Option and an option to purchase shares of our common stock (“Rightside Option”). The number of shares of our common stock and common stock of Demand Media subject to the new Rightside Option and the post-distribution Demand Option, respectively, as well as the exercise prices applicable to these options were determined based on the value of our common stock and Demand Media’s post-distribution common stock, respectively, in each case, relative to the value of Demand Media’s common stock prior to the Separation.

Adjusted Rightside RSU Awards. Awards received prior to the Separation were granted by Demand Media. Upon the Separation, Demand Media RSU awards held by Rightside employees, including the named executive officers, converted into Rightside RSU awards covering a number of Rightside shares such that the pre-distribution value of the underlying Demand Media RSU awards was approximately preserved.  Each adjusted RSU award retained its original vesting schedule.

			Option Awards(1)				Stock Awards(1)
			Number of	Number of
			Securities	Securities			Number of		Market Value
			Underlying	Underlying			Shares or		of Shares or
			Unexercised	Unexercised	Option	Option	Units of Stock		Units of Stock
			Options	Options	Exercise	Expiration	That Have Not		That Have Not
Name	Grant Date(2)		Exercisable	Unexercisable	Price($)	Date	Vested		Vested($)(3)
Taryn J. Naidu	7/15/2016	(4)	—	—	—	—		4,219	34,891
	4/12/2016	(5)	—	—	—	—		59,062	488,443
	4/12/2016	(6)	—	181,727	8.77	4/12/2026		—	—
	2/13/2015	(5)	—	—	—	—		80,416	665,040
	11/3/2014	(5)	—	—	—	—		43,474	359,530
	8/25/2014	(5)	—	—	—	—		52,362	433,034
	4/5/2013	(5)	—	—	—	—		2,138	17,681
	8/3/2010	(7)	5,928	—	19.07	8/3/2020		—	—
	3/24/2010	(8)	6,139	—	19.07	3/24/2020		—	—
	3/24/2009	(9)	5,084	—	9.36	3/24/2019		—	—
	1/29/2008	(10)	7,627	—	10.59	1/29/2018		—	—
	10/26/2007	(11)	7,627	—	8.43	10/26/2017		—	—
	4/27/2007	(12)	5,084	—	5.85	4/27/2017		—	—
	2/28/2007	(13)	2,471	—	5.85	2/28/2017		—	—
Tracy Knox	7/15/2016	(4)	—	—	—	—		4,219	34,891
	4/12/2016	(6)	—	85,519	8.77	4/12/2026		—	—
	4/12/2016	(5)	—	—	—	—		27,794	229,856
	2/13/2015	(5)	—	—	—	—		37,316	308,603
	11/3/2014	(5)	—	—	—	—		3,949	32,658
	8/25/2014	(14)	—	—	—	—		28,771	237,936
Rick Danis	2/11/2016	(5)	—	—	—	—		27,756	229,542
	2/13/2015	(5)	—	—	—	—		20,655	170,817
	10/29/2014	(5)	—	—	—	—		5,343	44,187
	8/25/2014	(5)	—	—	—	—		10,794	89,266
	3/17/2014	(5)	—	—	—	—		1,871	15,473
	4/5/2013	(5)	—	—	—	—		1,198	9,907
	4/5/2013	(5)	—	—	—	—		642	5,309
	3/24/2010	(15)	2,501	—	19.07	3/24/2020		—	—
	7/30/2009	(16)	3,254	—	12.58	7/30/2019		—	—
Wayne MacLaurin	7/15/2016	(4)	—	—	—	—		4,219	34,891
	2/11/2016	(5)	—	—	—	—		27,756	229,542
	2/13/2015	(5)	—	—	—	—		20,655	170,817
	10/29/2014	(5)	—	—	—	—		16,720	138,274
	8/25/2014	(5)	—	—	—	—		7,196	59,511
	3/17/2014	(5)	—	—	—	—		2,352	19,451
	7/29/2013	(17)	—	—	—	—		856	7,079
Matthew Delgado	7/15/2016	(4)	—	—	—	—		4,219	34,891
	2/11/2016	(5)	—	—	—	—		25,739	212,862
	2/12/2015	(5)	—	—	—	—		18,604	153,855
	10/29/2014	(5)	—	—	—	—		11,058	91,450
	3/17/2014	(5)					—	2,138	17,681
	3/17/2014	(5)					—	855	7,071
	4/5/2013	(5)	—	—	—	—		1,284	10,619
	3/24/2010	(18)	454	—	19.07	3/24/2020		—	—
	9/16/2009	(19)	1,016	—	14.33	9/16/2019		—	—
	3/24/2009	(20)	211	—	9.36	3/24/2019		—	—

(1)

Reported shares and stock units that were granted prior to the Separation were converted from shares and stock units of Demand Media into shares and stock units granted pursuant to the Rightside 2014 Incentive Award Plan based on a ratio provided in the Employee Matters Agreement, dated as of August 1, 2014 between Rightside and Demand Media.

(2)	Represents the date on which the original award was approved by the applicable compensation committee.

(3)

The market value of stock units that have not vested is calculated based on the closing trading price of Rightside’s common stock as reported on NASDAQ on December 30, 2016 ($8.27), the last trading day of 2016.

(4)	Vesting of this RSU award was contingent upon achievement of a threshold level of performance on the Company’s goals measured for fiscal year 2016.
(5)	This RSU award vests in 16 substantially equal quarterly installments following the grant date.
(6)

Twenty five percent of the shares subject to the option vests and becomes exercisable on February 15, 2017 and the remainder of the shares subject to the option vests in 12 equal installments on each three month anniversary thereafter.

(7)

All vesting was accelerated immediately prior to the Separation.  Upon the Separation, Mr. Naidu received 5,928 shares of our common stock subject to the Rightside Option and 5,926 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $13.00.

(8)

This Rightside option was fully vested as of March 24, 2014. Upon the Separation, Mr. Naidu received 6,139 shares of our common stock subject to the Rightside Option and 6,137 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $13.00.

(9)

This Rightside option was fully vested as of March 24, 2013. Upon the Separation, Mr. Naidu received 5,084 shares of our common stock subject to the Rightside Option and 5,083 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $6.38. The Demand Media stock option has been exercised.

(10)

This Rightside option was fully vested as of January 29, 2012. Upon the Separation, Mr. Naidu received 7,627 shares of our common stock subject to the Rightside Option and 7,624 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $7.22.

(11)

This Rightside option was fully vested as of October 26, 2011. Upon the Separation, Mr. Naidu received 7,627 shares of our common stock subject to the Rightside Option and 7,624 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $5.75.

(12)

This Rightside option was fully vested as of April 27, 2011. Upon the Separation, Mr. Naidu received 5,084 shares of our common stock subject to the Rightside Option and 5,083 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $3.99.

(13)

This Rightside option was fully vested as of February 28, 2011. Upon the Separation, Mr. Naidu received 2,471 shares of our common stock subject to the Rightside Option and 2,470 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $3.99. Mr. Naidu exercised this stock option in full on February 24, 2017. The Demand Media stock option has been exercised.

(14)	This RSU award vests in 13 installments with 1/4 vesting on February 15, 2015, and the balance vesting in 12 substantially equal quarterly installments thereafter.
(15)

This Rightside option was fully vested as of March 24, 2014. Upon the Separation, Mr. Danis received 2,501 shares of our common stock subject to the Rightside Option and 2,500 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $13.00.

(16)

This Rightside option was fully vested as of July 30, 2013. Upon the Separation, Mr. Danis received 3,254 shares of our common stock subject to the Rightside Option and 3,253 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $8.58.

(17)	This RSU award vests in 13 installments with 1/4 vesting on May 14, 2014 and the balance vesting in 12 substantially equal quarterly installments thereafter.
(18)

This Rightside option was fully vested as of March 24, 2014. Upon the Separation, Mr. Delgado received 454 shares of our common stock subject to the Rightside Option and 454 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $13.00.

(19)

This Rightside option was fully vested as of September 16, 2013. Upon the Separation, Mr. Delgado received 1,016 shares of our common stock subject to the Rightside Option and 1,016 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $9.77.

(20)

This Rightside option was fully vested as of March 24, 2013. Upon the Separation, Mr. Delgado received 211 shares of our common stock subject to the Rightside Option and 211 shares of Demand Media’s common stock subject to the Demand Option at an option exercise price of $6.38.

Executive Compensation Arrangements and Potential Payments Upon Termination or Change in Control

Taryn J. Naidu

Mr. Naidu’s employment agreement (the “Naidu Agreement”) took effect on August 1, 2014 and will remain in effect until the fourth anniversary of the effective date, unless terminated earlier by Mr. Naidu or the Company. Mr. Naidu’s employment is terminable at will, subject to certain severance provisions discussed below.

If Mr. Naidu’s employment is terminated (1) by Rightside without “cause” (as defined in the Rightside 2014 Incentive Award Plan (the “Plan”)), (2) by Mr. Naidu for “good reason” (as defined in the Naidu Agreement) or (3) by reason of Mr. Naidu’s death or “disability” (as defined in the Naidu Agreement), in any case, then in addition to accrued amounts, Mr. Naidu will be entitled to receive the following, subject to the delivery of an effective general release of claims in favor of Rightside:

•	an amount equal to Mr. Naidu’s salary then in effect on the termination date, payable in equal installments through the one-year anniversary of the termination date;
•	lump sum payments of any earned but unpaid prior year bonus, and earned but unpaid bonus for the partial calendar year in which the termination occurs;
•	Rightside subsidized healthcare continuation coverage for Mr. Naidu and his dependents for a one-year period following the termination date;
•

accelerated vesting of all outstanding equity awards in Rightside and in Demand Media, held by Mr. Naidu on the termination date, with respect to the number of shares underlying each equity award that would have vested over the one year period immediately following the termination date; and

•

if terminated for any of the reasons set forth above on or within 120 days prior to, or within one year following a “change in control” (as defined in the Naidu Agreement), all outstanding equity awards will conditionally vest and become exercisable on the later of the termination date or the date of the change in control.

Tracy Knox

Ms. Knox entered into her employment agreement (the “Knox Agreement”) on January 6, 2014, and from January 27, 2014 until the Separation, Ms. Knox served as chief financial officer of Rightside Operating Co., a subsidiary of Demand Media that became a subsidiary of Rightside upon the Separation. Ms. Knox began to serve as chief financial officer of Rightside on August 1, 2014.  The Knox Agreement will remain in effect until January 27, 2018 (the “initial termination date”), unless terminated earlier by Ms. Knox or the Company, and shall automatically be extended for one additional year on each subsequent anniversary of the initial termination date unless Ms. Knox or the Company notify the other party in writing at least 90 days prior to the then-current termination date that the employment agreement will not be extended.  Ms. Knox’s employment is terminable at will, subject to certain severance provisions discussed below.

If Ms. Knox’s employment is terminated (1) by Rightside without “cause,” (2) by Ms. Knox for “good reason” or (3) by reason of Ms. Knox’s death or “disability” (each as defined in the Knox Agreement), in any case, then in addition to accrued amounts, Ms. Knox will be entitled to receive the following, subject to the delivery of an effective general release of claims in favor of Rightside:

•	an amount equal to nine months of Ms. Knox’s salary then in effect on the termination date, payable in equal installments through the nine-month anniversary of the termination date;
•	a lump sum payment in an amount equal to any earned but unpaid prior year bonus;
•	Rightside subsidized healthcare continuation coverage for Ms. Knox and her dependents for a nine-month period following the termination date;

•

accelerated vesting of certain outstanding equity awards held by Ms. Knox on the termination date with respect to the number of shares underlying each equity award that would have vested over the one year period immediately following the termination date; and

•

if terminated for any of the reasons set forth above on or within 90 days prior to, or within one year following a “change in control” (as defined in the Knox Agreement), all outstanding equity awards will conditionally vest and become exercisable on the later of the termination date or the date of the change in control.

Rick Danis

Mr. Danis’ employment agreement (the “Danis Agreement”) took effect on August 1, 2014 and will remain in effect until the fourth anniversary of the effective date, unless terminated earlier by Mr. Danis or the Company.  Mr. Danis’ employment is terminable at will, subject to certain severance provisions discussed below.

If Mr. Danis’ employment is terminated (1) by Rightside without “cause” (as defined in the Plan), (2) by Mr. Danis for “good reason” (as defined in the Danis Agreement) or (3) by reason of Mr. Danis’ death or “disability” (as defined in the Danis Agreement), in any case, then in addition to accrued amounts, Mr. Danis will be entitled to receive the following, subject to the delivery of an effective general release of claims in favor of Rightside:

•	an amount equal to six months of Mr. Danis’ salary then in effect on the termination date, payable in equal installments through the six-month anniversary of the termination date;
•	a lump sum payment in an amount equal to any earned but unpaid prior year bonus;
•	Rightside subsidized healthcare continuation coverage for Mr. Danis and his dependents for a six-month period following the termination date; and
•

if terminated for any of the reasons set forth above on or within 90 days prior to, or within one year following a “change in control” (as defined in the Danis  Agreement), all outstanding equity awards will conditionally vest and become exercisable on the later of the termination date or the date of the change in control.

Wayne M. MacLaurin

Mr. MacLaurin’s employment agreement (the “MacLaurin Agreement”) took effect on August 1, 2014 and will remain in effect until the fourth anniversary of the effective date, unless terminated earlier by Mr. MacLaurin or the Company.  Mr. MacLaurin’s employment is terminable at will, subject to certain severance provisions discussed below.

If Mr. MacLaurin’s employment is terminated (1) by Rightside without “cause” (as defined in the Plan), (2) by Mr. MacLaurin for “good reason” (as defined in the MacLaurin Agreement) or (3) by reason of Mr. MacLaurin’s death or “disability” (as defined in the MacLaurin Agreement), in any case, then in addition to accrued amounts, Mr. MacLaurin will be entitled to receive the following, subject to the delivery of an effective general release of claims in favor of Rightside:

•	an amount equal to six months of Mr. MacLaurin’s salary then in effect on the termination date, payable in equal installments through the six-month anniversary of the termination date;
•	a lump sum payment in an amount equal to any earned but unpaid prior year bonus;
•	Rightside subsidized healthcare continuation coverage for Mr. MacLaurin and his dependents for a six-month period following the termination date; and
•

if terminated for any of the reasons set forth above on or within 90 days prior to, or within one year following a “change in control” (as defined in the MacLaurin Agreement), all outstanding equity awards will conditionally vest and become exercisable on the later of the termination date or the date of the change in control.

Matthew Delgado

Mr. Delgado’s employment agreement, initially entered into with Demand Media and upon Separation, assigned to Rightside (the “Delgado Agreement”) took effect on April 1, 2013 and will remain in effect until the fourth anniversary of the effective date, unless terminated earlier by Mr. Delgado or the Company.  Mr. Delgado’s employment is terminable at will, subject to certain severance provisions discussed below.

If Mr. Delgado’ employment is terminated (1) by Rightside without “cause” (as defined in the Plan), (2) by Mr. Delgado for “good reason” (as defined in the Delgado Agreement) or (3) by reason of Mr. Delgado’ death or “disability” (as defined in the Delgado Agreement), in any case, then in addition to accrued amounts, Mr. Delgado will be entitled to receive the following, subject to the delivery of an effective general release of claims in favor of Rightside:

•	a lump sum payment in an amount equal to three months salary then in effect on the termination date, on the day following termination date;
•	a lump sum payment in an amount equal to any earned but unpaid prior year bonus;
•	Rightside subsidized healthcare continuation coverage for Mr. Delgado and his dependents for a six-month period following the termination date; and
•

if terminated for any of the reasons set forth above on or within 90 days prior to, or within one year following a “change in control” (as defined in the Delgado  Agreement), all outstanding equity awards will conditionally vest and become exercisable on the later of the termination date or the date of the change in control.

Definition of Terms

For purposes of the Plan and the Knox Agreement, “cause” means generally:

•	an executive’s unauthorized use or disclosure of confidential information or trade secrets or material breach of any agreement with the Company;
•	an executive’s conviction of, or plea of nolo contendere to, a felony or a crime involving dishonesty or moral turpitude;
•	an executive’s gross negligence or willful misconduct;
•	an executive’s willful or repeated failure or refusal to substantially perform assigned duties;
•	an executive’s act of fraud, embezzlement, material misappropriation or dishonesty committed against the Company; or
•	any acts, omissions or statements by an executive which the Company reasonably determines to be materially detrimental or damaging to its reputation, operations, prospects or business relations.

For purposes of each of the named executive officers’ employment agreements, “good reason” means generally any of the following without such executive’s written consent:

•

a material diminution of an executive’s position, authority, duties or responsibilities following a change in control (or, for Mr. Naidu, any material diminution of his position, authority, duties or responsibilities);

•	a change in the location of an executive’s place of employment of more than 20 miles;
•	a material reduction in an executive’s salary; or
•	a material breach by the Company of its obligations to an executive under such executive’s employment agreement.

To qualify as a resignation for good reason, an executive must provide written notice to us within 60 days of the initial existence of the condition or event described above, and allow us to cure the condition or event within 30 days following our receipt of notice.

Compensation Committee Report

The compensation committee has reviewed and discussed the section captioned “Executive Compensation” included in this proxy statement with management and, based on such review and discussion, the compensation committee has recommended to the Board that this “Executive Compensation” section be included in the proxy statement.

Respectfully submitted by the members of the compensation committee of the Board:

Diane M. Irvine, Chairperson
James R. Quandt
Robert J. Majteles

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 29, 2017 for:

•	each person, or group of affiliated persons, who we know beneficially owns more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and/or RSUs held by that person or entity that are currently exercisable or exercisable within 60 days of March 29, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Rightside Group, Ltd., 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, WA 98033.

		Percentage of
	Shares	Outstanding
	Beneficially	Common
Name	Owned	Stock(1)
5% Beneficial Owners
Entities affiliated with Oak Investment Partners(2)	4,487,062	23.0%
T. Rowe Price Associates, Inc.(3)	2,975,580	15.2%
Entities affiliated with Spectrum Equity(4)	2,770,540	14.2%
Cannell Capital LLC(5)	1,704,805	8.7%
Directors and Executive Officers
Taryn J. Naidu(6)	345,159	1.8%
Tracy Knox(7)	134,571	*
Rick Danis(8)	67,684	*
Wayne M. MacLaurin(9)	46,795	*
Matthew Delgado (10)	54,202	*
David E. Panos(11)	33,627	*
Diane M. Irvine(12)	25,366	*
Robert R. Majteles(13)	50,185	*
James R. Quandt(14)	59,572	*
Richard C. Spalding(15)	37,265	*
All current executive officers and directors (including nominees) as a group (10 persons)	854,426	4.4%

*	Represents beneficial ownership of less than 1% of Rightside’s outstanding common stock.
(1)	Percent of class in the table above is based on 19,532,709 shares of Rightside’s common stock outstanding on March 29, 2017.

(2)

Based upon a Schedule 13G filed with the SEC on February 12, 2015 by Oak Investment Partners XI, Limited Partnership, Oak Associates XI, LLC, Oak Investment Partners XII, Limited Partnership, Oak Associates XII, LLC and Oak Management Corporation (“Oak Management”). Includes (1) 2,948,287 shares held by Oak Investment Partners XI, Limited Partnership (“Oak XI”) and (2) 1,538,775 shares held by Oak Investment Partners XII, Limited Partnership (“Oak XII”). Oak XI has sole voting and dispositive power over the shares it holds and Oak XII has sole voting and dispositive power over the shares it holds. Oak Associates XI, LLC is the general partner of Oak XI and may be deemed to share voting and dispositive power over the shares held by Oak XI. Oak Associates XII, LLC is the general partner of Oak XII and may be deemed to share voting and dispositive power over the shares held by Oak XII. Oak Management is the manager of Oak XI and Oak XII and may be deemed to share voting and dispositive power over the shares held by Oak XI and Oak XII. The address of each of the entities listed is c/o Oak Management Corporation, 901 Main Avenue, Suite 600, Norwalk, CT 06851.

(3)

Based upon a Schedule 13G filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. (together, “T. Rowe Price Entities”).  T. Rowe Price Entities report beneficial ownership of an aggregate of 2,975,580 shares.  T. Rowe Price Associates, Inc. reports having sole dispositive power for all 2,975,580 shares and sole voting power for 580,996 shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for 2,394,584 shares.  The address for T. Rowe Price Entities is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)

Based upon a Schedule 13G filed with the SEC on January 21, 2015 by Spectrum Equity Investors V, L.P. (“SEI V”), Spectrum Equity Associates V, L.P. (“SEA V”), SEA V Management, LLC (“SEA V Management”) and Spectrum V Investment Managers’ Fund, L.P. (“IMF V” and together with SEI V, SEA V and SEA V Management, the “Spectrum Funds”). Includes (1) 2,756,688 shares held by SEI V and (2) 13,852shares held by IMF V. SEA V is the sole general partner of SEI V. SEA V Management is the sole general partner of SEA V and the sole general partner of IMF V. By virtue of their relationship as affiliated entities, whose controlling entities have overlapping individual controlling persons, each of the Spectrum Funds may be deemed to share the power to direct the disposition and vote of the 2,770,540 aggregate common shares held by the Spectrum Funds. Each of the Spectrum Funds and each of the managing directors of SEA V Management disclaim any beneficial ownership of the shares held by the Spectrum Funds, except for any shares held of record and except to the extent of any individual pecuniary interest therein. The principal business address of each of the Spectrum Funds is Spectrum Equity Investors, 140 New Montgomery, 20th Floor, San Francisco, CA.

(5)

Based upon a Schedule 13D filed with the SEC on February 14, 2017 by Cannell Capital LLC (“Cannell”) and Mr. J. Carlo Cannell. An aggregate of 1,704,805 shares are held by the Cuttyhunk Master Portfolio (“Cuttyhunk”), Tristan Partners, L.P. (“Tristan”), the Tristan Offshore Fund, Ltd. (“Tristan Offshore”), Tonga Partners, L.P. (“Tonga”), and various separately managed accounts, over which J. Carlo Cannell has investment discretion (the “Cannell SMAs” and collectively with Cuttyhunk, Tonga, Tristan and Tristan Offshore,, the “Investment Vehicles”). Cannell acts as the investment adviser to Tonga, Tristan, Tristan Offshore, the Cannell SMAs, and the investor sub-advisor for Cuttyhunk. Mr. Cannell possesses the sole power to vote and to direct the disposition of the shares held by the Investment Vehicles. The address for Cannell is 245 Meriwether Circle, Alta, WY 83414.

(6)

Shares of common stock owned consist of 211,674 shares directly held, 106,024 shares issuable upon the exercise of options and 27,461 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(7)

Shares of common stock owned consist of 89,788 shares directly held, 32,251 shares issuable upon the exercise of options and 12,532 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(8)

Shares of common stock owned consist of 51,462 shares directly held, 8,288 shares issuable upon the exercise of options and 7,934 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(9)

Shares of common stock owned consist of 35,815 shares directly held, and 2,533 shares issuable upon the exercise of options and 8,447 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(10)

Shares of common stock owned consist of 43,318 shares directly held, 4,214 shares issuable upon the exercise of options and 6,670 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(11)

Shares of common stock owned consist of 22,840 shares directly held, 7,281 shares issuable upon the exercise of options and 3,506 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(12)

Shares of common stock owned consist of 15,435 shares directly held, 7,281 shares issuable upon the exercise of options and 2,650 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(13)

Shares of common stock owned consist of 40,254 shares directly held, 7,281 shares issuable upon the exercise of options and 2,650 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(14)

Shares of common stock owned consist of 40,291 shares directly held, 16,631 shares issuable upon the exercise of options and 2,650 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

(15)

Shares of common stock owned consist of 27,334 shares directly held, 7,281 shares issuable upon the exercise of options and 2,650 shares issuable upon the vesting of RSUs within 60 days of March 29, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2016, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this proxy statement captioned “Director Compensation” and “Executive Compensation.”

Indemnification Agreements

We entered into an indemnification agreement with each of our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and such executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

We have adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $100,000 and a related party had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party in which the related party has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related party. While the policy covers related party transactions in which the amount involved exceeds $100,000, the policy states that related party transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act, Exchange Act and related rules. Our Board has set the $100,000 threshold for approval of related party transactions in the policy at an amount lower than that which is required to be disclosed under the Securities Act, Exchange Act and related rules because we believe it is appropriate for our audit committee to review transactions or potential transactions in which the amount involved exceeds $100,000, as opposed to $120,000.

Pursuant to this policy, our audit committee will (1) review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and (2) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management will present to our audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto, and will update the audit committee as to any material changes to any related party transaction. All related party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions will be pre-approved by our audit committee under the policy. These pre-approved transactions include: (1) certain compensation arrangements; (2) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, and/or (b) from an equity interest of less than 5% in another entity that is party to the transaction, or(c)  from a limited partnership interest of less than 5%, subject to certain limitations; and (3) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in our company where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director may participate in the approval of a related party transaction for which he or she is a related party.

All related party transactions described in this section occurred prior to adoption of this policy, and as such, these transactions were not subject to the approval and review procedures described above.

Potential Conflicts of Interest

Certain of our directors and officers and entities related to them continue to own a substantial amount of Demand Media common stock and options to purchase Demand Media stock. The direct interests of our directors and officers and related entities in common stock of Demand Media could create, or appear to create, potential conflicts of interest with respect to matters involving both Demand Media and us that could have different implications for Demand Media than they do for us. As a result, we may be precluded from pursuing certain opportunities on which we would otherwise act, including growth opportunities.

Neither Rightside nor Demand Media has any ownership interest in the other. Our executive officers and members of our Board have fiduciary duties to our stockholders. Likewise, any such persons who serve in similar capacities at Demand Media have fiduciary duties to that company’s stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting more than one of the companies to which they owe fiduciary duties. For example, there may be the potential for a conflict of interest when Rightside or Demand Media considers acquisitions and other corporate opportunities that may be suitable for each of them. Any potential conflicts that arise will be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each issuer. From time to time, we may enter into transactions with Demand Media and/or its subsidiaries or other affiliates. There can be no assurance that the terms of any such transactions will be as favorable to Rightside, Demand Media, or any of their subsidiaries or affiliates as would be the case where there is no overlapping officer or director. See the section of this proxy statement captioned “Policies and Procedures for Related Party Transactions” for a discussion of certain procedures we will institute to help ameliorate any such potential conflicts that may arise.

Rightside’s certificate of incorporation acknowledges that Rightside may have overlapping directors and officers with Demand Media and its subsidiaries and successors and that Rightside may engage in business transactions with such entities. Rightside will renounce its rights to business opportunities offered to such overlapping officers and/or directors in which Rightside or any of its subsidiaries could have an interest or expectancy (other than business opportunities that (1) are expressly presented or offered to an overlapping officer or director in his or her capacity as a director or officer of Rightside, and (2) the overlapping officer or director believes Rightside has, or could reasonably be expected to have, the resources necessary to exploit). In addition, Rightside’s certificate of incorporation provides that in these circumstances our directors and officers will not have liability to Rightside or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Demand Media or any of its subsidiaries instead of Rightside, or does not refer or communicate information regarding such corporate opportunity to Rightside. These provisions in our certificate of incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between Rightside and Demand Media and/or any of their respective subsidiaries and will provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to Rightside or its stockholders.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Rightside stockholders may be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request householding of your communications,  you may (1) notify your broker, (2) direct your written request to our Corporate Secretary at Rightside Group, Ltd., 5808 Lake Washington Blvd NE, Suite 300, Kirkland, Washington 98033 or (3) contact us by telephone at (425) 298-2500.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Based on a review of copies of such records and on information provided by our directors and our executive officers, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the Section 16(a) reporting requirements, except for two Form 4s were not timely filed for one transaction each for Mr. Naidu and Ms. Knox.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the section of this proxy statement titled “Audit Committee Report” will not be incorporated by reference into any of those prior filings, nor will such reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC is available without charge upon written request to our Corporate Secretary, Rightside Group, Ltd., 5808 Lake Washington Blvd. NE, Suite 300, Kirkland, Washington 98033. You may also obtain the Annual Report on Form 10-K over the internet at the SEC’s website, http://www.sec.gov, or on the investor relations page of our website, http://rightside.co/SEC.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their judgment on such matters.

Certain Information Regarding Participation in the Solicitation of Proxies

Under applicable SEC rules and regulations, the members of the Board of Directors and certain executive officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain required information regarding these “participants” is set forth in Annex B to this Proxy Statement.

By Order of the Board of Directors,

Rick Danis

General Counsel and Corporate Secretary

ANNEX A

INFORMATION ABOUT CONTACTS AND COMMUNICATIONS BETWEEN THE COMPANY AND REPRESENTATIVES OF CANNELL CAPITAL

On December 16, 2015, David Panos, chairman of the Board of Directors (the “Board”) of Rightside Group, Ltd. (“Rightside,” “we,” “us,” “our” or the “Company”), met via telephone with J. Carlo Cannell, managing member of Cannell Capital LLC (“Cannell Capital”) and Mr. Cannell’s business associate, Chuck Gillman, to discuss the perspectives held by other activist stockholders regarding the Company.

On January 15, 2016, Taryn Naidu, our chief executive officer, and Tracy Knox, our chief financial officer, met with Mr. Cannell at the Needham Investor Conference in person to discuss general business updates regarding the Company.

On February 8, 2016, Mr. Panos met in person at the San Francisco, California offices of Cannell Capital with Mr. Cannell.  Mr. Gillman joined the meeting telephonically. Mr. Panos provided the Board’s criteria for director candidates.  Mr. Cannell mentioned a possible intent to nominate Mr. Gillman to the Board.

On February 23, 2016, Mr. Panos received a letter from Mr. Cannell to voice Mr. Cannell’s opinion regarding the Company’s business, and proposed, among other actions, to add two new members to the Board and suggest two incumbent members of the Board to resign.  In the letter, Mr. Cannell indicated Daniel Negari, chief executive officer of .xyz, and Alan Lefkof as potential candidates.

On February 26, 2016, Mr. Naidu responded to Mr. Cannell via email inviting further discussion regarding the Company’s strategic direction and operations mentioned in Mr. Cannell’s letter dated February 23, 2016.  Mr. Naidu described the Company’s process of reviewing director candidates. Mr. Naidu further requested contact information for Mr. Lefkof.  Mr. Naidu further noted that the Board would not nominate a candidate who is affiliated with a competitor of the Company, and that the Board determined that Mr. Negari was affiliated with a competitor to the Company.  Mr. Naidu noted that Mr. Panos would reach out to Mr. Negari to learn more about Mr. Negari’s qualifications and why Mr. Negari believes .xyz is not a competitor of Rightside.

On March 2, 2016, Mr. Panos spoke via telephone with Mr. Negari to discuss his qualifications and beliefs regarding whether .xyz was a competitor of Rightside.  Subsequently, Mr. Panos and Robert J. Majteles, chairman of the nominating and corporate governance committee, determined that Mr. Negari did not meet the director qualifications set forth by the Board, which among other qualifications, excludes affiliates of competitors.

On March 2, 2016, Mr. Naidu and Ms. Knox spoke via telephone with Mr. Cannell, Mr. Gillman, and employees of Cannell Capital, Nichole Rousseau-McAllister and Stephen Wagstaff.  During the call, Mr. Gillman described his past relationship with companies in which Cannell Capital has investments and his intent to be a board nominee.  Mr. Naidu and Ms. Knox reiterated the qualifications and skills that the Company seeks in its director candidates.

On March 3, 2016, Mr. Naidu and Ms. Knox met with Mr. Cannell via telephone to discuss a Board candidate that the Company had been in discussions with since August 2014 following the Company’s spin-off from Demand Media. Mr. Cannell expressed his support of this candidate, and suggested that placement of this candidate could appease Cannell Capital’s demand. The Company noted that the candidate was not interested in being recommended by Cannell Capital. Mr. Cannell noted he would send a separate list of nominees shortly.  As noted below following June 29, 2016, this candidate ultimately indicated to the Company that, due to other commitments, she was not willing to serve as a director of the Company.

On March 4, 2016, Cannell Capital sent a letter (“2016 Stockholder Notice”) notifying the Company of its intent to nominate six directors at the 2016 annual meeting of stockholders (the “2016 annual meeting”), to replace three directors up for election at the 2016 annual meeting.

On March 11, 2016, the Company sent a response to Cannell Capital acknowledging receipt of the 2016 Stockholder Notice, and noting that the 2016 Stockholder Notice was not in proper form due to its failure to comply with various requirements under the Company’s bylaws.

On March 18, 2016, Mr. Naidu and Ms. Knox spoke via telephone with Mr. Cannell, Mr. Gillman and Mr. Wagstaff to further discuss potential candidates and qualifications of current Board members.  Mr. Naidu and Ms. Knox inquired as to whether Mr. Cannell wished to walk through the response letter from the Company sent on March 11, 2016, and Mr. Cannell responded he did want to do so but requested the discussion occur in person at a future date.

On April 26, 2016, Rick Danis, our general counsel, and a representative of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel to the Company, spoke via telephone with Mr. Wagstaff and counsel to Cannell Capital to discuss Cannell Capital’s proposal of a  “settlement” in response to the 2016 Stockholder Notice.  The Company reiterated its position that the 2016 Stockholder Notice was deficient.

On April 28, 2016, Mr. Naidu and Ms. Knox met via telephone with Mr. Cannell, Mr. Gillman, Mr. Wagstaff and Ms. Rousseau-McAllister to discuss Cannell Capitals’s proposed settlement to acquire two director seats and reimbursement of any expenses of Cannell Capital.  Mr. Cannell indicated that he believed the Company had not responded to the 2016 Stockholder Notice and reiterated that the Company reach a settlement with him.  Mr. Cannell inquired as to his nominees, and Mr. Naidu indicated that the Company had informed Cannell Capital that the nomination was improper under the Company’s bylaws and also informed Mr. Cannell that the candidates did not meet the qualifications and criteria set forth by the Board for nomination by the Company. Mr. Gillman stated that the Company management and Board should review Cannell Capital’s previous campaigns against other companies and effect of such campaigns on companies. Mr. Naidu noted that the Company had been responsive to Cannell Capital and Mr. Cannell from their first contact with the Company, and did not believe the “settlement” as proposed by Mr. Cannell was in the best interests of the Company or its shareholders.

On April 29, 2016, Ms. Knox spoke via telephone with Mr. Cannell to discuss general business updates.

On May 16, 2016, Cannell Capital issued a press release announcing its intent to vote “no” on the Board’s recommendations at the 2016 annual meeting, withhold votes from all incumbent directors, and urging all shareholders to withhold their votes.

On May 24, 2016, Mr. Naidu and Ms. Knox met with Mr. Cannell and Oleg Karmonov, an employee of Cannell Capital, in person at the B.Riley Investor Conference and discussed general business updates.

On June 1, 2016, Mr. Naidu and Ms. Knox met via telephone with Mr. Cannell.  Mr. Naidu and Ms. Knox provided an update on general progress of the business, as well as current analyst coverage, of the Company.  Mr. Cannell inquired about the current progress regarding director candidates.  In response to Mr. Cannell’s inquiry into potential nominees in the industry, Mr. Naidu noted that the Company did not wish to add competitors to its Board and its strong interest in independent directors.  Mr. Naidu noted that the Company was in continued discussion with the candidate for which Mr. Cannell had expressed approval.

On June 29, 2016, Mr. Naidu emailed Mr. Cannell to provide an update on the Company’s progress on potential director candidates, including a candidate for which Mr. Cannell had earlier expressed approval. Mr. Naidu reiterated that as discussed earlier, the Company would review any candidates suggested by Mr. Cannell in accordance with the Company’s procedures, noting that the Company was seeking independent candidates with qualities similar to this particular candidate for which both the Company and Mr. Cannell had agreed would be a good addition to the Board. This candidate ultimately indicated to the Company that, due to other commitments, she was not willing to serve as a director of the Company.

On June 29, 2016, Ms. Rousseau-McAllister responded to Mr. Naidu on behalf of Mr. Cannell via email.  Mr. Cannell suggested a candidate and attached the candidate’s resume and contact information.

In early July 2016, Mr. Panos and Mr. Naidu considered the candidate proposed by Mr. Cannell on June 29, 2016. As this candidate had not been formally proposed as a director in accordance with the procedure set forth in the proxy statement and did not otherwise meet the qualifications for directors set forth by the Board, Mr. Panos and Mr. Naidu communicated to Mr. Cannell that the candidate did not meet the director qualifications set forth by the Board.

In mid-July 2016, the Company received indication from the candidate for which both the Company and Mr. Cannell approved of to serve on the Board that such candidate would not be able to serve on the Board.  Thereafter, the Company informed Mr. Cannell of this development.

On August 31, 2016, Mr. Naidu, Ms. Knox and the Company’s investor relations representative, Allise Furlani, met via telephone with Mr. Cannell to discuss general business updates.

On September 22, 2016, Mr. Naidu met via telephone with Mr. Cannell, Timothy Brog, a business associate of Mr. Cannell, and Mr. Karmonov.  Mr. Cannell stated his intent to revisit the issue of Board nominees.  Mr. Brog provided a summary of his qualifications and intent to be considered by the Board.  Mr. Naidu provided a summary of the Company’s process for consideration of suggested Board nominees.

On September 27, 2016, Mr. Naidu met via telephone with Mr. Brog to further discuss Mr. Brog’s qualifications.

On October 6, 2016, Mr. Panos spoke via telephone with Mr. Brog to further discuss Mr. Brog’s qualifications.

Shortly after October 6, 2016, Mr. Naidu and Mr. Panos discussed the qualifications presented by Mr. Brog. As Mr. Brog had not been formally proposed in accordance with the procedure set forth in the proxy statement and did not otherwise meet the qualifications for directors set forth by the Board, Mr. Naidu communicated to Mr. Cannell that Mr. Brog did not meet the director qualifications set forth by the Board.

On November 10, 2016, Mr. Naidu, Ms. Knox and the Company’s investor relations representative, Brinlea Johnson, spoke with Mr. Cannell via telephone to discuss general business updates.

On January 20, 2017, Mr. Naidu, Ms. Knox and Ms. Furlani, spoke via telephone with Mr. Cannell, Mr. Karmonov, and Mr. Gillman. Mr. Cannell inquired whether Cannell Capital would receive proceeds from the Company’s sale of eNom, Incorporated that was completed on January 20, 2017 (the “eNom Transaction”). Mr. Naidu noted that the Company was currently exploring its options regarding proceeds from the eNom Transaction.  The parties discussed the rationale and history of the eNom transaction.  Ms. Knox noted that upon the filing of pro forma financials, she would be able to provide further details regarding the eNom Transaction.  Mr. Cannell noted his discomfort at not having Board representation.  Mr. Naidu noted that the Company had considered Mr. Cannell’s suggested candidate on June 29, 2016, but the candidate did not meet the Board’s qualifications.  Mr. Gillman demanded that two directors nominated by Mr. Cannell be added to the Board.  Mr. Cannell noted that he would follow up after pro forma financials relating to eNom were filed by the Company on Form 8-K.

On February 23, 2017, Mr. Wagstaff emailed Mr. Danis requesting the Company’s questionnaire for director nominees indicated in the Company’s bylaws.  On February 27, 2017, Mr. Danis provided the materials requested by Mr. Wagstaff.

On March 1, 2017, Mr. Naidu, Ms. Knox, Ms. Furlani and Mr. Karmonov met via telephone to discuss financial disclosures of the Company, including disclosures relating to the eNom Transaction.

On March 2, 2017, Tonga Partners, L.P., which is affiliated with Cannell Capital, sent a Stockholder Nomination Notice nominating three individuals to stand for election to the Board at the 2017 annual meeting of stockholders (the “Cannell Nominees”). At the time of the submission of that notice, Cannell Capital was the beneficial owner of approximately 1,704,805 shares of Common Stock, or approximately 8.7% of the outstanding Common Stock.

On March 3, 2017, Tonga Partners, L.P. sent an updated Stockholder Nomination Notice (the “2017 Stockholder Notice”).

On March 7, 2017, the Company sent a letter to Tonga Partners, L.P. acknowledging receipt of the 2017 Stockholder Notice.

On March 14, 2017, Mr. Wagstaff emailed Mr. Danis to inquire whether the 2017 Stockholder Notice complied with the various requirements under the Company’s bylaws. On March 16, 2017, Mr. Danis emailed Mr. Wagstaff to confirm that the Company would not object to compliance of the 2017 Stockholder Notice with various requirements under the Company’s bylaws.

On March 30, 2017, Mr. Cannell called Ms. Knox to offer the Company one last chance to appoint directors nominated by Mr. Cannell in the 2017 Stockholder Notice to the Board before Cannell Capital would take additional action.  In response, Ms. Knox invited Mr. Cannell to speak with Mr. Naidu or Mr. Panos; Mr. Cannell indicated he did not wish to do so.

ANNEX B

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of the Board of Directors and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of the Company’s directors (each of whom is also a nominee for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment of the Company’s directors are set forth under the caption “Proposal No. 1 — Election of Directors” in this Proxy Statement.

Name	Business Name and Address
Diane M. Irvine	c/o Rightside Group, Ltd., 5808 Lake Washington Boulevard, Suite 300, Kirkland, Washington 98033

Robert J. Majteles	c/o Rightside Group, Ltd., 5808 Lake Washington Boulevard, Suite 300, Kirkland, Washington 98033

Taryn J. Naidu	c/o Rightside Group, Ltd., 5808 Lake Washington Boulevard, Suite 300, Kirkland, Washington 98033

Certain Officers

The following table sets forth the name and principal occupation of the Company’s officers who are “participants.” The principal business address of each such person is c/o Rightside Group, Ltd., 5808 Lake Washington Boulevard, Suite 300, Kirkland, Washington 98033.

Name	Principal Occupation
Tracy Knox	Chief Financial Officer
Rick Danis	General Counsel

Information Regarding Ownership of the Company’s Securities by the Participants

Except as described in this Annex B or in this Proxy Statement, none of the persons listed above under the captions “Directors and Nominees” or “Certain Officers” owns any securities of the Company of record that they do not own beneficially. The number of securities of the Company beneficially owned by directors and executive officers who are participants as of March 29, 2017 is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Company Securities Purchased or Sold March 29, 2015 through March 29, 2017

Name	Date	Number of Shares, Stock Options and RSUs Acquired (or Disposed of)	Transaction Description
Diane M. Irvine	8/3/2015	9,859	(1)
	7/28/2016	3,883	(1)
	7/28/2016	9,708	(3)
Robert J. Majteles	5/21/2015	6,500	(5)
	6/5/2015	4,000	(5)
	8/3/2015	9,859	(1)
	7/28/2016	3,883	(1)
	7/28/2016	9,708	(3)
Taryn J. Naidu	5/15/2015	(7,472)	(4)
	8/15/2015	(7,180)	(4)
	11/16/2015	(7,179)	(4)
	2/15/2016	(7,556)	(4)
	4/12/2016	72,691	(1)
	4/12/2016	181,727	(3)
	5/16/2016	(1,697)	(4)
	5/16/2016	(6,270)	(4)
	8/15/2016	(12,457)	(4)
	11/15/2016	(7,513)	(4)
	2/15/2017	(7,912)	(4)
	2/24/2017	2,471	(7)
	3/6/2017	187,942	(3)
Tracy Knox	5/15/2015	(3,576)	(4)
	5/22/2015	1,200	(5)
	8/15/2015	(3,577)	(4)
	11/16/2015	(3,576)	(4)
	2/15/2016	(4,056)	(4)
	4/12/2016	34,208	(1)
	4/12/2016	85,519	(3)
	5/16/2016	(799)	(4)
	5/16/2016	(2,843)	(4)
	8/15/2016	(4,683)	(4)
	11/16/2016	(3,428)	(4)
	2/15/2017	(3,931)	(4)
	3/6/2017	88,443	(3)
Rick Danis	5/15/2015	(1,908)	(4)
	8/15/2015	(1,925)	(4)
	11/16/2015	(1,926)	(4)
	2/11/2016	34,161	(1)
	2/15/2016	(2,299)	(4)
	5/16/2016	(2,172)	(4)
	8/15/2016	(2,569)	(4)
	11/15/2016	(2,172)	(4)
	2/15/2017	(2,594)	(4)
	3/6/2017	40,536	(3)

(1)	Grant of Restricted Stock Units
(2)	Vesting of Restricted Stock Units
(3)	Grant of Non-Qualified Stock Options

(4)	Shares surrendered to satisfy tax withholding obligation with vesting of RSUs
(5)	Open market purchase
(6)	Open market sale
(7)	Exercise of Non-Qualified Stock Options

Miscellaneous Information Concerning Participants

Except as described in this Annex B or in this Proxy Statement, no participant or any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since March 29, 2015, or has knowledge of any current proposed transaction or series of proposed transactions, (i) to which the Company or any of its subsidiaries was or is to be a participant; (ii) in which the amount involved exceeds $120,000; and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex B or in this Proxy Statement, (i) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company, any parent of the Company or any subsidiary of the Company; and (ii) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex B or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex B or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate, since March 29, 2015, with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex B or in this Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Directions

2017 Annual Meeting of Stockholders

Rightside Group, Ltd.

The Woodmark Hotel

1200 Carillon Point

Kirkland, WA 98033

June 2, 2017

1:30 p.m. (Pacific Time)

The Woodmark Hotel is located at Carillon Point in Kirkland, Washington. Valet and self-parking are available onsite for a fee.

From SEA-TAC International Airport

Take I-405 N, then exit 14 for SR-520 W

Take the 108th Ave. NE exit and turn right onto 108th Ave. NE

Turn left onto Northrup Way

Turn right onto Lake Washington Blvd. NE to Lakeview Drive

Turn left into Carillon Point and follow the sign to the Hotel and guest registration

From Seattle

From I-5, take SR-520 E across Lake Washington

Take the Lake Washington Blvd. NE / Bellevue Way exit

Continue north on Lake Washington Blvd. NE to Lakeview Drive

Turn left into Carillon Point and follow the sign to the Hotel and guest registration

From Bellevue

Take Bellevue Way NE heading north

Continue north on Lake Washington Blvd. NE to Lakeview Drive

Turn left into Carillon Point and follow the sign to the Hotel and guest registration

From Vancouver, Everett, or Woodinville

Follow I-405 S, then exit 17 toward NE 70th Place

Turn left onto NE 68th Street and continue onto Lakeview Drive

Turn right into Carillon Point and follow the sign to the Hotel and guest registration

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000278570_1 R1.0.1.25 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 David E. Panos 02 Richard C. Spalding RIGHTSIDE GROUP, LTD 5808 LAKE WASHINGTON BLVD. N.E. SUITE 300 KIRKLAND, WA 98033 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To signup for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.RIGHTSIDE GROUP, LTD 5808 LAKE WASHINGTON BLVD. N.E. SUITE 300 KIRKLAND, WA 98033 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 0 0 0 1. Election of Directors To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.01 Nominees Diane M. Irvine 02 Robert J. Majteles 03 Taryn J. Naidu The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof. 0For 0 Against 0 Abstain 0000326311_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 sIGNATEURE [PLEASE SIGN WITHIN BOX] DATE  SIGNATURE (JOINT OWNERS)name The Company Name Inc. - COMMON CLASS A CLASS B CLASS C CLASS D CLASS E CLASS F 401 K CONTROL# 0000000000000000 SHARES 123,456,789,012.12345 PAGE 1 0F 2 KEEP THIS PORTION FOR YOUR RECORDS. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K is/ are available at www.proxyvote.com RIGHTSIDE GROUP, LTD Annual Meeting of Stockholders June 2, 2016 1:30 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Ms. Tracy Knox and Mr. Rick Danis, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RIGHTSIDE GROUP, LTD that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 1:30 PM, PDT on June 2, 2016, at the Woodmark Hotel, 1200 Carillon Point, Kirkland, WA 98033, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000278570_2 R1.0.1.25

JOB  CUSIP SEQUENCE#

0000326311_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K areavailable atwww.proxyvote.com RIGHTSIDE GROUP, LTD Annual Meeting of Stockholders June 2, 2017 1:30 PM This proxy is solicited by the Board of Directors The stock holder(s)here by appoint(s)Ms.Tracy Knox and Mr.Rick Danis, or either of them, as proxies, each with the power to appoint her or his substitute, and here by authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RIGHTSIDE GROUP, LTD that the stock holder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 1:30 PM, PDT on June 2, 2017, at the Woodmark Hotel, 1200 Carillon Point, Kirkland, WA 98033, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side WHITE PROXY CARD